UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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FLEXSTEEL INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

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FLEXSTEEL INDUSTRIES, INC.
P.O. Box 877
Dubuque, Iowa 52004-0877
October 26, 2020
Dear Shareholder:
You are cordially invited to attend the annual meeting of shareholders of Flexsteel Industries, Inc. to be held virtually via live webcast on Wednesday, December 9, 2020, at 10:00 a.m. Central Time, at www.virtualshareholdermeeting.com/FLXS2020. Given the public health impact of the COVID-19 pandemic and our desire to support the health and well-being of our shareholders, employees, and directors, we have decided to hold this year’s annual meeting in a virtual format only. Instructions regarding virtual meeting attendance are set forth in the Notice below.
Shareholders at the close of business on Monday, October 12, 2020, will be able to participate in the virtual meeting online, vote shares electronically, and submit questions in the virtual meeting forum before and during the meeting. Prior to the meeting, you may vote your shares and submit pre-meeting questions online by visiting www.proxyvote.com and following the instructions on your proxy card.
We have elected to take advantage of the “notice and access” rules of the Securities and Exchange Commission to furnish most of our shareholders with proxy materials over the internet. These rules allow us to provide you with the information you need, while reducing printing and delivery costs.
Your vote on the proposals is important. Whether or not you attend the meeting, we encourage you to vote your shares in order to make certain that you are represented at the meeting. You may vote over the internet, as well as by telephone, or if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card.
Sincerely,

Thomas M. Levine
Chairman of the Board
Record Date:	Monday, October 12, 2020
Date of Meeting:	Wednesday, December 9, 2020
Time:	10:00 a.m. Central Time
Place:	Held virtually online via live webcast at
www.virtualshareholdermeeting.com/FLXS2020
IMPORTANT
Whether you own one share or many, each shareholder is urged to vote by internet or telephone, or if you received paper copies of our proxy materials, you can also mark, date, sign and promptly mail the accompanying proxy card in the enclosed envelope so that your shares will be represented at the meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: In accordance with rules and regulations adopted by the Securities and Exchange Commission, we are furnishing our proxy materials on the Internet. “Proxy materials” means this proxy statement, our 2020 Annual Report and any amendments or updates to these documents. Our proxy materials are available on the Internet to the general public at http://materials.proxyvote.com/FLXS2020.

FLEXSTEEL INDUSTRIES, INC.
P.O. Box 877
Dubuque, Iowa 52004-0877
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held December 9, 2020
TO THE SHAREHOLDERS:
The annual meeting of shareholders of Flexsteel Industries, Inc. will be held virtually via live webcast on Wednesday, December 9, 2020, at 10:00 a.m. Central Time, or at any adjournment or postponement thereof. You will be able to attend the annual meeting online, listen to the meeting live, submit questions and vote by visiting www.virtualshareholdermeeting.com/FLXS2020 and entering the 16-digit control number included in our Notice Regarding the Availability of Proxy Materials or on your proxy card (if you received a printed copy of the proxy materials).
The meeting will be held for the following purposes:
1.
To elect two Class I Directors to serve until the 2023 annual meeting and until their respective successors have been elected and qualified or until their earlier director class reassignment, resignation, removal, retirement or termination.

2.	To consider and vote upon an advisory proposal concerning our executive compensation program.
3.	To consider and vote upon an amendment to the Company’s Omnibus Stock Plan to increase the number of shares of common stock reserved for issuance from 700,000 shares to 950,000 shares.
4.	To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.
October 12, 2020 has been fixed as the record date for the determination of common shareholders entitled to notice of, and to vote at, the virtual annual meeting. Only holders of record at the close of business on that date will be entitled to vote at the meeting or any adjournments or postponements of the meeting.
Whether or not you plan to attend the meeting, please vote by internet or telephone, or if you received paper copies of our proxy materials, you can also mark, date, sign and promptly mail the accompanying proxy card in the enclosed envelope so that your shares will be represented at the meeting.
BY ORDER OF THE BOARD OF DIRECTORS

Derek P. Schmidt
Secretary
October 26, 2020
IMPORTANT
Please vote by internet or telephone, or if you received paper copies of our proxy materials, you can also mark, date, sign and promptly mail the accompanying proxy card in the enclosed envelope so that your shares will be represented at the meeting.

FLEXSTEEL INDUSTRIES, INC.
P.O. Box 877
Dubuque, Iowa 52004-0877

PROXY STATEMENT
Annual Meeting of Shareholders to be Held December 9, 2020
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
This proxy statement and the proxy are solicited on behalf of the Board of Directors (the “Board”) of Flexsteel Industries, Inc. to be used at the annual meeting of shareholders to be held virtually on Wednesday, December 9, 2020, and any adjournments or postponements thereof, for the purposes set forth in the notice of meeting accompanying this proxy statement. The Company will pay the cost of the solicitation of proxies.
The mailing address of the corporate office and principal executive office of the Company is P.O. Box 877, Dubuque, Iowa 52004-0877. The approximate date on which this proxy statement and accompanying proxy card are first available to shareholders is October 26, 2020.
Meeting Purposes
At the meeting, shareholders will elect two Class I directors, Matthew A. Kaness and Thomas M. Levine, for three-year terms expiring at the shareholders meeting in 2023. In addition, the Board is asking the shareholders to approve the compensation of our named executive officers by advisory vote and an amendment to the Company’s Omnibus Stock Plan to increase the number of shares of common stock reserved for issuance. We do not expect that any other business, except for routine or procedural matters, will be brought up at the meeting. If any other business is properly brought up at the meeting, the persons named in the enclosed proxy will have authority to vote on these matters at their discretion.
Proxy Materials Available on Internet
In an effort to reduce the cost of delivering the proxy materials to our shareholders, we are making the materials available to our shareholders on the internet. On or about October 27, 2020, we sent shareholders a one-page “Notice of Internet Availability of Proxy Materials,” which included instructions on how to access our proxy materials on the Internet. The proxy materials, consisting of this proxy statement and our fiscal 2020 annual report to shareholders, are available at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote your shares. By making the materials available through the internet, we expect to reduce our costs, conserve natural resources, and expedite the delivery of the proxy materials. However, if you prefer to receive hard copies of the proxy materials, please follow the instructions included on the Notice of Internet Availability of Proxy Materials.
Voting
Only shareholders of record at the close of business on October 12, 2020, the record date, will be eligible to vote. There is only one class of stock entitled to vote at the meeting, our common stock, $1.00 par value, of which there were 7,378,785 shares outstanding on the record date. A quorum, which is a majority of the outstanding shares, is needed to conduct a meeting. Each share is entitled to one vote for each director position; cumulative voting is not available. We encourage you to vote by telephone or on the internet. If your shares are held in your name, you can vote by telephone or on the internet by following the instructions on the proxy card or as explained in the Notice of Internet Availability of Proxy Materials. If you are a beneficial holder with your shares held in the name of your broker, bank, or other financial institution, you will receive telephone or internet voting instructions from the institution. If you received a paper copy of the proxy materials, you may vote your shares by signing and dating each proxy card you received and returning the cards in the enclosed envelope. The proxies will be voted according to your directions on the proxy card. If you return a signed card without specifying your vote, your shares will be voted:
•	FOR the election of Matthew A. Kaness and Thomas M. Levine (Proposal I);
•	FOR approval, on an advisory basis, of the compensation of the named executive officers (Proposal II); and
•	FOR approval of an amendment to the Company’s Omnibus Stock Plan to increase the number of shares of common stock reserved for issuance from 700,000 shares to 950,000 shares (Proposal III).

If you sign and return your proxy card, your shares will be voted on any other business that properly comes before the meeting as determined by the persons named in the proxy. We urge you to sign, date, and return your proxy card promptly, or vote by telephone or on the internet, even if you plan to attend the virtual meeting via live webcast. If you do attend the virtual meeting, you will be able to vote your shares at the meeting even if you previously signed a proxy card or voted by telephone or on the internet. However, if you hold your shares in street name you must request a legal proxy from your broker or nominee to vote in person at the virtual meeting.
Shares Held by Broker
If you hold your shares through a broker, bank, or other financial institution, you will receive your proxy materials and voting instructions from the institution. Your broker, bank, or financial institution will not vote your shares for any of the proposals without your specific instructions. To ensure your vote is counted, you must provide directions to your broker, bank, or financial institution by following its instructions.
Changing Your Vote
If you wish to change your vote, you may do so by submitting a new vote by proxy, telephone, or internet. A later vote will cancel an earlier vote. For example, if you vote by internet and later vote by telephone, the telephone vote will count, and the internet vote will be canceled. If you wish to change your vote by mail, you should request a new proxy card from our Secretary at P.O. Box 877, Dubuque, Iowa 52004-0877. Your last vote received before the meeting will be the only one counted. You may also change your vote by voting via internet during the meeting. Your vote during the meeting will count and cancel any previous vote.
Vote Required
Votes cast by proxy or in person will be counted by the inspector of election appointed for the meeting, who will be present at the meeting. With respect to Proposal I, the affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of the director nominees named in this proxy statement. In determining a quorum, a “WITHHELD” vote will be counted, but will not be voted in favor of the nominee with respect to whom authority has been withheld. The two nominees that receive the highest number of “FOR” votes will be elected.
With respect to Proposal II and Proposal III, the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required. Accordingly, an abstention on Proposal II or Proposal III will have the same effect as voting “against” the matter.
While the Board knows of no other matter to be presented at the meeting or any adjournment or postponement of the meeting, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxies.
Number of Copies Sent to Household
For two or more shareholders sharing the same address that do not participate in the electronic delivery of proxy materials, we only send your household a single copy of our annual report and proxy statement unless you previously withheld your consent to “householding” or instruct us otherwise. Householding saves us the expense of mailing duplicate documents to your home and conserves our natural resources, and we hope that receiving one copy rather than multiple copies is more convenient for you. However, we will promptly provide additional copies of our fiscal 2020 annual report or this proxy statement to the other shareholders in your household if you send a written request to: Office of the Secretary, Flexsteel Industries, Inc., P.O. Box 877, Dubuque, Iowa 52004-0877, or you may call us at 563-556-7730 to request additional copies. Copies of the annual report, proxy statement, and other reports we file with the SEC are also available on our website at https://ir.flexsteel.com/financial-information/sec-filings or through the SEC’s website at www.sec.gov.
You may revoke your consent to householding at any time by contacting Broadridge Financial Solutions, Inc., either by calling toll-free 866-540-7095, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

PROPOSAL I
ELECTION OF DIRECTORS
Our Amended and Restated Articles of Incorporation permit the election of 13 directors. The Board currently consists of six persons divided into three classes. At each annual meeting, the terms of one class of directors expire and persons are elected to that class for terms of three years or until their respective successors are duly qualified and elected or until their earlier director class reassignment, resignation, removal, retirement or termination. The Nominating and Governance Committee believes that as a group, the nominees below bring a diverse range of backgrounds, experiences and perspectives to the Board’s deliberations.
Set forth below is information with respect to all Board members, including the nominees, their recent employment or principal occupation, a summary of their specific experience, qualifications, attributes or skills that led to the conclusion that they are qualified to serve as a director, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, their period of service as a Flexsteel director and their age as of September 30, 2020.
The Board believes that the directors listed below come from a wide variety of business backgrounds, possess highly ethical standards, uncompromising integrity, operate in the best interest of the shareholders, and the majority are independent as defined by the Nasdaq Stock Market listing standards.
On September 8, 2019, the Company received notice of resignation from Nancy E. Uridil, a Class II director, effective December 9, 2019, after the adjournment of the Company’s 2019 annual meeting. On September 20, 2019, the Board appointed Charles R. Eitel and Matthew A. Kaness to the Board to serve as Class III directors. On March 15, 2020, the Company received notice of resignation from Charles R. Eitel, a Class III Director, effective March 15, 2020. On May 29, 2020, the Company received notice of resignation from Robert J. Maricich, a Class I Director, effective May 29, 2020. On September 16, 2020, Matthew A. Kaness was reassigned to Class I to balance the director classes. With these changes, the Board has determined that the Board shall consist of six directors and has nominated, based on the recommendation of the Nominating and Governance Committee, Matthew A. Kaness and Thomas M. Levine for election as Class I Directors of the Company. The Board intends to add a seventh director early in calendar year 2021.
The Class I Directors’ next term expires at the 2023 Annual Meeting or upon their respective successors being elected and qualified or until their earlier director class reassignment, resignation, removal, retirement or termination. It is the intention of the proxies named herein to vote FOR these nominees unless otherwise directed in the proxy.
DIRECTORS NOMINATED FOR ELECTION, CLASS I
Matthew A. Kaness Age 47 Director since 2019
Mr. Kaness most recently served as Executive Chairman and interim Chief Executive Officer of Lucky Brand Dungarees, Inc., a clothing manufacturer and marketer, through August 2020. On July 3, 2020, Lucky Brand filed for protection under Chapter 11 of the federal bankruptcy laws, and on August 12, 2020, the U.S. Bankruptcy Court for the District of Delaware approved the purchase of Lucky Brand by SPARC Group LLC. Prior to Lucky Brand, Mr. Kaness was the President and Chief Executive Officer of ModCloth, Inc., a multi-channel clothing retailer, from 2015 to 2017, which was sold to Walmart. From 2017 to 2018, Mr. Kaness was an officer in Walmart’s e-commerce US division. Previously, he was the Chief Strategy Officer at Urban Outfitters, Inc., a national clothing retailer.

Mr. Kaness has a BS-Mechanical Engineering from the Catholic University of America (CUA) and an MBA from the Darden Graduate School of Business at the University of Virginia. Mr. Kaness brings experience in corporate development, management and e-commerce to the Board.

Thomas M. Levine Age 71 Director since 2010
Mr. Levine has been an Independent Management Advisor from 1995 to present. Previously at Fostin Capital Corp, a venture capital investment management company, he held the position of Executive Vice President from 1982 to 1999. Prior experience includes Vice President of Foster Industries, Inc., a private investment company, from 1982 to 1994, and the corporate law firm of Berkman Ruslander Pohl Lieber & Engel from 1974 to 1982, where he was a Partner of the firm from 1980 to 1982.

Mr. Levine has a Bachelor of Arts degree from Colgate University and a Juris Doctor degree from the University of Chicago Law School. Mr. Levine brings experience in general management, business and legal matters to the Board.

DIRECTORS CONTINUING TO SERVE WHOSE TERMS EXPIRE AT THE
2021 ANNUAL MEETING, CLASS II
Mary C. Bottie Age 62 Director since 2003
Ms. Bottie was formerly a Motorola Inc. Vice President holding positions in general management, marketing, and training and education. During Ms. Bottie’s tenure from 1983 to 2007, she led a division of Motorola in the North America Enterprise and Canadian Government markets, directing all sales, field engineering and system integration personnel. Ms. Bottie also led the marketing organization for a $3 billion sector of the company. She was recognized for the creation of an award-winning sector-level crisis simulation program, global ethics program and leadership resulting in the Malcolm Baldridge National Quality Award.

Ms. Bottie has a Bachelor of Science degree in Education from the University of Wisconsin. Ms. Bottie brings expertise in general management, global operations, marketing, and human resources to the Board.

Eric S. Rangen Age 63 Director since 2002
Mr. Rangen has been President and Chairman of LTC Reinsurance PCC, a protected cell captive insurance company, since 2017. He previously served as Executive Vice President - Strategic Initiatives of Optum, a division of UnitedHealth Group Inc., from 2015 to 2017, and held the role of Senior Vice President and Chief Accounting Officer at UnitedHealth Group Inc. from 2006 to 2015. He served as Executive Vice President and Chief Financial Officer at Alliant Techsystems Inc., a public advanced weapons and space systems company, from 2001 to 2006 and was with Deloitte & Touche LLP, an international accounting firm, from 1983 to 2001, leaving as a Partner. Mr. Rangen is a past director of Global Defense Technology & Systems Incorporated.

Mr. Rangen has a Bachelor of Science degree in Business from the University of Minnesota. Mr. Rangen brings experience in finance, general management, and human resources to the Board.

DIRECTORS CONTINUING TO SERVE WHOSE TERMS EXPIRE AT THE
2022 ANNUAL MEETING, CLASS III
William S. Creekmuir Age 65 Director since 2019
Mr. Creekmuir is the owner and President of Pinnacle Search Partners, LLC, a global executive search firm, and has served in that capacity since December 2015. Mr. Creekmuir has been a director and partial owner of Iconics Décor, LLC since October 2017, and a partial owner of Our House Designs, LLC since January 2020. He is a director of Party City Holdco Inc., the leading party goods and Halloween specialty retailer by revenue in North America and the world’s largest vertically integrated supplier of decorated party goods, since March 2016; he is also Chair of its Audit Committee. Mr. Creekmuir served as Executive Vice President and Chief Financial Officer of private equity-owned Simmons Bedding Company from 2000 to 2011, and publicly traded LADD Furniture, Inc., a furniture manufacturer, from 1992 to 2000. His earlier years were spent with KPMG LLP, where he was a Partner and held responsibilities in both the United States and Ireland.

Mr. Creekmuir is a Certified Public Accountant and graduated from The University of North Carolina at Chapel Hill with a B.S. in business administration. Mr. Creekmuir brings experience in corporate finance, accounting, talent management and the home furnishings industry to the Board.

Jerald K. Dittmer Age 63 Director since 2018
Mr. Dittmer joined the Board following his appointment to President and Chief Executive Officer of the Company in December 2018. During 2018, Mr. Dittmer was the Chief Executive Officer of Austin Business Furniture, a regional office furniture dealership. From 2008 to 2017, Mr. Dittmer served as Executive Vice President of HNI Corporation, a publicly traded office furniture manufacturer and the world’s leading hearth products company, and President of The HON Company, a large office furniture designer and manufacturer serving independent dealers, wholesalers and national suppliers. He drove overall strategy to transform go-to-market capabilities, including its e-commerce initiatives, which resulted in significant profitable sales growth.

Previously, Mr. Dittmer held several leadership roles, including Chief Financial Officer at HNI Corporation, from 1991 to 2008. As Chief Financial Officer, he was responsible for HNI’s domestic and international finance, accounting, treasury, tax, enterprise risk management, internal audit, and information technology. He also played an instrumental role in accelerating the company’s growth rate through acquisitions in the U.S. and Canada.

Mr. Dittmer is a graduate of Iowa State University, where he studied accounting and industrial management, and has also completed executive education programs at the University of Michigan and Northwestern University. Mr. Dittmer brings more than 25 years of experience in the furniture industry, including top leadership positions overseeing corporate operations, planning, acquisitions and finance to the Board.

All nominees named above have consented to serve as directors if elected. In the event any of the nominees should fail to stand for election, the persons named as nominees in the enclosed form of proxy intend to vote for substitute nominees as may be selected by the Board. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.
The Board recommends a vote FOR its director nominees named in this Proxy Statement.

PROPOSAL II

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Section 14A of the Securities Exchange Act requires public companies to conduct a separate shareholder advisory vote on executive compensation. While this advisory vote, commonly referred to as a “say-on-pay” vote, is non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation programs. At the 2019 shareholders’ meeting, a plurality of our shareholders voted to perform a say-on-pay vote every year. After consideration of the voting results, the Company’s Board of Directors determined that the Company will conduct future shareholder advisory votes regarding compensation awarded to its named executive officers on an annual basis until the next advisory shareholder vote on the frequency of these advisory votes is held, which is currently required to be held at least once every six years.
In accordance with Section 14A of the Securities Exchange Act, we are asking shareholders to approve the following advisory resolution at the 2020 annual meeting:
RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Executive Compensation section, including the summary compensation table and related narrative disclosure in the Proxy Statement for the Company’s 2020 Annual Meeting.
The Board of Directors recommends that you vote FOR adoption of the resolution approving the compensation of our named executive officers.

PROPOSAL III
VOTE ON THE AMENDMENT TO THE OMNIBUS STOCK PLAN
The Company’s Board of Directors has approved a proposed amendment to the Omnibus Stock Plan (“Existing Plan”) that would increase the number of shares reserved for issuance thereunder by 250,000 shares. The Amended and Restated Omnibus Stock Plan is referred to in this proposal as the Amended Plan. The purpose of the Amended Plan is to promote the interests of the Company and its shareholders by providing key personnel of the Company with an opportunity to acquire a proprietary interest in the Company and to reward them for achieving a high level of corporate performance, and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. In addition, the Amended Plan provides an opportunity to acquire a proprietary interest in the Company and aids in attracting and retaining key personnel of outstanding ability. The Amended Plan is also intended to provide nonemployee directors with an opportunity to acquire a proprietary interest in the Company, to compensate nonemployee directors for their contribution to the Company, and to aid in attracting and retaining nonemployee directors.
At the December 9, 2013 meeting, the Company’s shareholders approved 700,000 shares of common stock for issuance under the Existing Plan. All incentives granted since initial approval of the Existing Plan have taken the form of stock options, restricted stock units and shares of the Company’s common stock. As of October 12, 2020, the closing price per share of the Company’s Common Stock was $28.19.
Shareholders are often interested in the potential for equity dilution resulting from grants of equity incentives (performance shares, stock options, restricted stock, etc.) under a company’s equity compensation plans. The percentage amount by which current shareholders’ equity interests may be diluted as a result of such grants is commonly referred to as the “overhang.” The overhang is calculated by dividing (i) the total number of incentives granted and available for grant under equity compensation plans, by (ii) the total shares outstanding assuming the exercise of all outstanding incentives and the grant and exercise of all available incentives. If the Amended Plan is adopted by the Company’s shareholders, the overhang for all of the Company’s equity compensation plans would be approximately 9.8%, based on the total shares outstanding as of the record date and incentives granted and available for grant under equity compensation plans as of the record date but giving effect to the proposed amendment. Shareholders are also interested in the rate at which the Company grants equity compensation, referred to as the “burn rate.” The Company’s three-year average annual burn rate, for the 2018-2020 fiscal year period, was 1.8%, net of forfeitures.
The Board of Directors recommends that you vote FOR the proposal to increase the number of shares available for grant pursuant to the Amended and Restated Omnibus Stock Plan, as described below.
Description of the Amended and Restated Omnibus Stock Plan
The material features of the Amended Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Amended Plan. A copy of the Amended Plan is attached to this proxy statement as Appendix A. Shareholders are urged to read the actual text of the Amended Plan in its entirety.
Eligibility. Our employees, officers, and directors are eligible to participate in the Amended Plan.
Administration. The Amended Plan is administered by the Compensation Committee of the Board (the “Committee”). The Committee has exclusive power to (i) make awards, (ii) determine when and to whom awards will be granted, the form of each award, the amount of each award, and any other terms or conditions of each award consistent with the Amended Plan, and (iii) determine whether, to what extent and under what circumstances, awards may be canceled, forfeited or suspended.
Shares Available for Awards. Currently, the aggregate number of shares of our common stock reserved for issuance under the Existing Plan may not exceed 700,000 shares (subject to adjustment for changes in capitalization of the Company). If this proposal is approved, the aggregate number of shares of our common stock reserved for issuance under the Amended Plan will not exceed 950,000 shares. Any shares subject to the terms and conditions of an award under the Amended Plan that are not used because the terms and conditions of the award are not met may again be used for an Award under the Amended Plan.
Description of Plan Awards. The Omnibus Stock Plan provides that the Committee may grant awards to participants in the form of (i) shares of common stock subject to restrictions on transfer and conditions of forfeiture, if any, commonly referred to as “restricted stock,” (ii) right to receive shares of common stock subject to restrictions and conditions, commonly referred to as “restricted stock unit,” (iii) “incentive stock options” within the meaning of

Section 422 of the Internal Revenue Code or non-statutory stock options, (iv) rights to receive a payment from the Company in Common Stock equal to the excess of the fair market value of a share of common stock on the date of exercise over a specified price fixed by the Committee, commonly referred to as “Stock Appreciation Rights” or “SARs,” or (v) rights to receive payment from the Company in common stock based upon the achievement of performance goals established by the Committee, commonly known as “performance units.”
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Options. The Committee will have the authority to grant stock options and to determine all terms and conditions of each stock option, including a vesting schedule, if any. The Committee will fix the option price per share of Common Stock, which may not be less than the fair market value of the Common Stock on the date of grant. The Committee will determine terms and conditions of exercise, as well as the expiration date of each option, but the expiration date will not be later than 10 years after the grant date. The option price is payable in full at the time of exercise, provided that to the extent permitted by law, the Notification of Award may permit the participants to simultaneously exercise options and sell the shares thereby acquired pursuant to a brokerage transaction and use the proceeds from the sale as payment of the purchase price of the shares, or exercise the option in a “net exercise,” by which the number of shares distributed to the participant is reduced by the aggregate purchase price of the shares being exercised divided by the then fair market value of a share. The purchase price may also be payable in cash or by delivery or tender of shares (by actual delivery or attestation) having a fair market value as of the date the option is exercised equal to the purchase price of the shares being exercised, or a combination thereof. If the aggregate fair market value of the shares subject to the option that becomes exercisable during a calendar year exceeds $100,000, then the option will be treated as a nonqualified stock option to the extent the $100,000 limitation is exceeded. Each incentive stock option that the administrator grants to an eligible employee who owns more than ten percent of the total combined voting power of all classes of stock then issued by our company or a subsidiary must have an exercise price at least equal to 110% of the fair market value of the common stock on the date of grant and must terminate no later than five years after the date of grant.

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Stock Appreciation Rights. The Committee will have the authority to grant stock appreciation rights. A stock appreciation right is the right of a participant to receive Common Stock with a fair market value, equal to the appreciation of the fair market value of a share of common stock during a specified period of time. The Committee will determine all terms and conditions of each stock appreciation right.

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Performance and Stock Awards. The Committee will have the authority to grant awards of restricted stock or restricted stock units. Restricted stock means shares of common stock that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Restricted stock unit means the right to receive a payment of shares equal to the fair market value of one share of Common Stock. The Committee will determine all terms and conditions of the awards.

Performance Goals. For purposes of the Amended Plan, Performance Goals are the goals established for a given performance period, the achievement of which may be a condition for receiving an award under the Amended Plan. A Performance Goal may be adjusted in a Performance Period to prevent dilution or enlargement of an Award as a result of extraordinary events or circumstances as determined by the Committee or to exclude the effects of extraordinary, unusual or nonrecurring events, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges. Performance Goals may be based on one or more of the following criteria and may be based on attainment of a particular level of or positive change in consolidated (company-wide) or subsidiary, division or operating unit financial measures: (1) pre-tax or after-tax income (before or after allocation of corporate overhead and incentive compensation), (2) net income, (3) reduction in expenses, (4) operating income, (5) earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization), (6) gross revenue, (7) working capital, (8) profit margin or gross profits, (9) share price, (10) cash flow, free cash flow or cash flow per share (before or after dividends), (11) cash flow return on investment, (12) return on capital (including return on total capital or return on invested capital), (13) return on assets or net assets, (14) market share, (15) pre-tax or after-tax earnings per share, (16) operating earnings per share, (17) total stockholder return, (18) growth measures, including revenue growth, as compared with a peer group or other benchmark, (19) economic value-added models or equivalent metrics, (20) comparisons with various stock market indices, (21) improvement in or attainment of expense levels or working capital levels, (22) operating margins, gross margins or cash margins, (23) year-end cash, (24) debt reductions, (25) stockholder equity, (26) regulatory achievements, (27) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures, (28) leadership, recruiting, developing and maintaining personnel, (29) customer satisfaction, (30) operating efficiency and productivity ratios, (31) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals (including accomplishing regulatory approval for projects), cost or cost savings targets, accomplishing critical milestones for projects, and goals relating to acquisitions or divestitures, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the applicable period).
Award Limits. The maximum number of shares that may be awarded to a participant under the Amended Plan in any fiscal year of the Company, by form of Award, is as follows: (a) restricted stock: 30,000 shares; (b) restricted stock units: 30,000 shares; (c) shares purchasable under options (including non-statutory stock options and incentive stock options): 30,000 shares; (d) shares with respect to which stock appreciation rights may be exercised: 30,000 shares; and (e) performance units: 30,000 shares. Each of these limitations is subject to adjustment for changes in capitalization of the Company.
Federal Tax Treatment. The Amended Plan is not a qualified pension, profit-sharing or stock bonus plan under Section 401(a) of the Code. The Amended Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974. The U.S. federal income tax consequences of the Amended Plan under current federal law, which is subject to change, are summarized in the following discussion, which deals with the general tax principles applicable to the Amended Plan. This summary is not intended to be exhaustive and does not describe state, local or FICA tax consequences. The tax consequences to a participant depend on the type of award granted under the Amended Plan.
•
Options. Stock option grants under the Amended Plan may either be granted as incentive stock options, which are governed by Section 422, as amended, or as non-qualified stock options, which are governed by Section 83 of the Internal Revenue Code, as amended. Generally, no federal income tax is payable by the participant upon the grant of an incentive stock option and no deduction is taken by us. If certain holding periods are met, the exercise of an incentive stock option does not result in taxation to the participant; rather, the participant is taxed only at the time of sale of the shares received upon exercise. If the shares have been held for at least one year after the date of exercise and at least two years from the date of grant of the option, the participant will be taxed on any appreciation in excess of the exercise price as long-term capital gains. In that event, we are not entitled to a deduction for the amount of the capital gains. Under current tax laws, if a participant exercises a non-qualified stock option, the participant will be taxed on the difference between the fair market value of the stock on the exercise date and the exercise price, and thereafter, the participant would receive capital gains on any appreciation in stock value after the exercise date, depending upon the length of time the participant held the stock after exercise. When the option is exercised, we will be entitled to a corresponding tax deduction.

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Restricted and Performance Stock and Units. Awards of restricted stock and restricted stock units, performance stock and performance units under the Amended Plan generally are not subject to federal income tax when awarded, unless the participant properly elects to accelerate the tax recognition. Restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, and performance stock is taxed at the time the performance targets are met. Restricted stock units and performance units are generally subject to ordinary tax at the time of payment, even if vested earlier. We are entitled to a corresponding deduction at the time the participant recognizes taxable income on the restricted or performance stock or units.

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Section 162(m) Limit on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the deduction the Company can take for compensation paid to our “Covered Employees” (as defined under Code Section 162(m)) to $1,000,000 per year per individual.

•
Code Section 409A. Awards under the Amended Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Internal Revenue Code. If the requirements of Section 409A are not complied with, then holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax, and potentially, interest and penalties. The Amended Plan has been designed to issue awards that comply with, or be exempt from, Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.
Forfeiture and Clawback. The Company may provide that if a participant has received or been entitled to an award within six months before the participant’s termination of employment with the Company, the Committee may require the participant to return or forfeit the award in the event of certain occurrences specified in the award. The occurrences may, but need not, include termination for “cause” (as defined in the award, or if applicable, as defined in any employment agreement between the participant and the Company), competition with the Company, unauthorized disclosure of material proprietary information of the Company, a violation of applicable business ethics policies of the Company, a violation of applicable law, or any other occurrence specified in the award within the period or periods of time specified in the award. In addition, the Company reserves the right to require a participant to pay back to the Company all shares received under the Amended Plan to the extent required by law, under any applicable listing standard or under any applicable clawback policy adopted by the Company.
Change in Control. The Company may provide that an award under the Amended Plan includes a provision for full vesting or a pro rata payment if a participant’s employment terminates during a performance period in connection with a change in control.
Effective Date and Duration of the Amended Plan. The Existing Plan became effective as of July 1, 2013. The Amended Plan will become effective on the date the Amended Plan is approved at the Company’s 2020 annual meeting of shareholders. The Amended Plan will remain in effect until all Common Stock subject to it is distributed, all awards have expired or lapsed, or the Amended Plan is terminated pursuant to its terms or June 30, 2023; provided however, that awards made before the termination date may be exercised, vested or otherwise effectuated beyond the termination date unless limited in the agreement or otherwise. No award of an incentive stock option will be made after June 30, 2023.
Amendment and Modification of Awards under the Amended Plan. The Board may at any time and from time to time terminate, suspend or modify the Amended Plan. The Committee may at any time alter or amend any or all agreements under the Amended Plan to the extent permitted by law. No termination, suspension, or modification of the Amended Plan will materially and adversely affect any right acquired by any participant under an award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the participant in the agreement or otherwise, or required as a matter of law.
Resale Restrictions. The resale of shares of Common Stock acquired upon exercise of awards granted under the Amended Plan is generally not restricted by the terms of the Amended Plan. Resales by participants who are officers or directors of the Company must comply with (i) Rule 144 under the Securities Act of 1933, as amended, and (ii) the six-month short swing profit restrictions under Section 16(b) of the Exchange Act.
Awards under the Amended Plan. No awards will be made under the Amended Plan from the proposed increase in authorized shares until after such increase has been approved by our shareholders. Because all awards under the Amended Plan are within the discretion of the Committee, neither the number nor types of future Amended Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable.

Equity Compensation Plan Information
The following table summarizes information as of June 30, 2020, about the Company’s equity compensation plans, including the Company’s long-term incentive plan.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)($)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)(#)(4)
Equity compensation plans approved by security holders	543,287(1)	$23.70	627,899
Equity compensation plans not approved by security holders	133,884(2)	$14.90	0
Total	677,171	$20.39	627,899
(1)
Includes the shares of common stock and underlying 222,790 outstanding stock options, 232,473 outstanding restricted stock units under the Existing Plan and 88,024 outstanding performance share awards under the LTIP, assuming maximum performance.

(2)	Includes 133,884 stock options granted under inducement awards.
(3)	Represents the weighted average exercise price of outstanding stock options. Outstanding restricted stock units and performance share awards do not have an exercise price.
(4)
Represents the shares of common stock remaining available for future issuance under the Existing Plan in the amount of 120,514 shares and under the Long-Term Incentive Plan at maximum performance in the amount of 507,385 shares.

Director Compensation
Our non-executive directors received annual compensation as shown in the table below. There are no additional meeting fees. The Chairman of the Board and members of our committees receive additional compensation due to the workload and broad responsibilities of these positions. All compensation is paid quarterly.
The following table sets forth the cash and non-cash compensation for fiscal 2020 awarded to or earned by each of our directors who is not also a named executive officer.
Name(1)	Fees earned or paid in cash ($)(2)	Stock awards ($)(3)	Total ($)
Thomas M. Levine – Board Chair	91,875	49,990	141,865
Mary C. Bottie	45,500	49,990	95,490
William S. Creekmuir	46,875	49,990	96,865
Matthew A, Kaness	29,313	37,489	66,802
Eric S. Rangen	46,813	49,990	96,803
Robert J. Maricich (resigned May 29, 2020)	45,063	49,990	95,053
Charles R. Eitel (resigned March 15, 2020)	22,875	24,998	47,873
Michael J. Edwards (resigned December 9, 2019)	25,750	24,984	50,734
Nancy E. Uridil (resigned December 9, 2019)	25,750	24,984	50,734
(1)	As of June 30, 2020, each Director who is not an employee had the following stock options outstanding; Mr. Levine, 5,500; Mr. Maricich, 5,500; Mr. Rangen, 13,000; and Ms. Uridil, 13,000.
(2)
Each non-executive Director is paid a retainer at the rate of $40,000 per year. In addition, the Chairman of the Board is paid an additional retainer of $65,000 per year. The Audit and Ethics Committee Chair is paid a retainer of $15,000 per year. Mr. Creekmuir was elected as Chair of the Audit and Ethics Committee after the fiscal year 2019 annual meeting. The Compensation Committee Chair and the Nominating and Governance Committee Chair are each paid a retainer of $7,500 per year. Audit and Ethics Committee members receive an additional retainer of $7,500 per year. Compensation Committee and Nominating and Governance Committee members receive an additional retainer of $4,000 per year. Due to COVID-19 expense management, Director cash compensation fees were reduced by 50% from June 1, 2020 through October 1, 2020.

(3)
Each Director receives a quarterly stock grant with a value of $12,500, rounded to the nearest share, with no additional vesting requirements. Directors are expected to accumulate Flexsteel shares of common stock valued at three times the annual Director cash compensation.

CORPORATE GOVERNANCE
Director Independence
Our Board of Directors is currently comprised of six members including one executive director. The Board has determined that the following directors, which constitute a majority of the Board of Directors, are independent directors as defined by The Nasdaq Stock Market listing standards: Mary C. Bottie, William S. Creekmuir, Matthew A. Kaness, Thomas M. Levine, Eric S. Rangen. The independent directors meet periodically in executive session as part of a Board meeting.
Board Meeting Attendance
During the fiscal year ended June 30, 2020, seven meetings of the Board were held. All of the directors of the Company attended 100% of the meetings of the Board and 100% of the committee meetings on which they served. The Company does not have a formal policy regarding attendance by Board members at the Company’s annual meeting, but the Board encourages all its members to attend the annual meeting of shareholders. All the serving members of the Board of Directors attended the prior year’s annual meeting.
Committees of the Board
Subject to our Bylaws, applicable law and regulatory requirements, the Board may establish additional or different committees from time to time. Our Board has established three standing committees: Audit and Ethics Committee, Compensation Committee, and Nominating and Governance Committee. The charters of all three committees are available at https://ir.flexsteel.com/corporate-governance/governance-overview. The principal duties of the three committees are set forth below.
Audit and Ethics Committee – Appoints and confers with the independent registered public accounting firm on various matters, including the scope and results of the audit; authorizes special reviews or audits; reviews and approves quarterly and annual SEC filings; reviews internal auditing procedures and the adequacy of internal controls; and reviews policies and practices relating to compliance with laws, conflicts of interest and ethical standards of the Company. The Committee held four meetings during the fiscal year ended June 30, 2020. The Committee members are William S. Creekmuir - Chair, Matthew A. Kaness, and Eric S. Rangen. The Board has determined that all three members of the Audit and Ethics Committee qualify as “audit committee financial experts” within the meaning of the Securities Exchange Act of 1934, as amended, referred to as the “1934 Act”.
Compensation Committee – Reviews performance, compensation and benefits of all executive officers; approves all equity compensation; develops and maintains succession planning policies and criteria for executive officers; and makes recommendations regarding Board compensation. The Committee held six meetings during the fiscal year ended June 30, 2020. The Committee members are Mary C. Bottie – Chair, Thomas M. Levine and Eric S. Rangen.
Nominating and Governance Committee – Recommends directors and reviews qualifications of director candidates; evaluates Board and individual Director performance; develops and recommends a succession plan for the Board; reviews and recommends the practices, policies and procedures of the Board; conducts new Board member orientation and ongoing education for Board members; and reviews corporate responsibility, diversity and sustainability. The Committee held five meetings during the fiscal year ended June 30, 2020. The Committee members are Mary C. Bottie – Chair, Matthew A. Kaness and William S. Creekmuir.
Board Leadership Structure
The Board elected an independent director, Mr. Levine, to serve as Chair of the Board. Our Bylaws provide that the Chair of the Board may be an independent director or the Chief Executive Officer of the Company. In making leadership determinations, the Board considers many factors including the specific needs of the business and what is in the best interest of our shareholders. The Board believes that presently it is in the best interest of the Company that the positions of Chair of the Board and Chief Executive Officer are separate. The Board believes that this separation is presently appropriate as it allows the Chief Executive Officer to focus primarily on strategy, leadership and execution of operations, while the Chair of the Board can focus on leading the Board.
Ability of Shareholders to Communicate with the Board of Directors
The Board has provided the means by which shareholders may send communications to the Board or to individual members of the Board. Such communications, whether by letter, email or telephone, should be directed to the

Secretary of the Company at P.O. Box 877, Dubuque, Iowa 52004-0877, or telephone number of (563) 556-7730. Unsolicited advertisements or invitations to conferences or promotional material, at the discretion of the Secretary, may not be forwarded to the directors.
Risk Oversight
The Board of Directors is responsible for consideration and oversight of risks facing Flexsteel. Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review strategic, operational, financial, compensation and compliance risks with senior management. The Audit and Ethics Committee establishes, reviews and periodically updates the Guidelines for Business Conduct to ensure compliance with all applicable rules and regulations, and that management has established a system of enforcement. The Audit and Ethics Committee regularly evaluates financial and accounting risk exposures, the controls management has implemented, and reviews our insurance programs. The Compensation Committee considers risks in the design of compensation programs for our executive officers. The Nominating and Governance Committee is responsible for identification, monitoring, and disclosure of enterprise risks.
Code of Ethics
The Company has a written code of ethics titled Guidelines for Business Conduct. The code of ethics applies to the Company’s directors and employees. The code of ethics includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the code of ethics. The Guidelines for Business Conduct is available on the Company’s website at https://ir.flexsteel.com/corporate-governance/governance-overview. The Company intends to post any amendments to its code of ethics at this location on its website.
Related Party Transaction Policy
The Audit and Ethics Committee of the Board of Directors has adopted a written policy regarding transactions with related parties. In accordance with the policy, the Audit and Ethics Committee is responsible for the review and approval of all transactions with related persons that are required to be disclosed under the rules of the Securities and Exchange Commission. Under the policy, a “related person” includes any of the Flexsteel directors or executive officers, certain shareholders and any of their respective immediate family members. The policy applies to transactions in which Flexsteel is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. Under the policy, all material information related to any covered transaction is to be disclosed to the Audit and Ethics Committee. The Audit and Ethics Committee may use any process and review any information that it determines is reasonable under the circumstances in order to determine whether the covered transaction is fair and reasonable, on terms no less favorable to Flexsteel than could be obtained in a comparable arms-length transaction with an unrelated third party and in the best interests of Flexsteel. There were no reportable transactions during the fiscal year ended June 30, 2020.
Stock Option, Restricted Stock Unit, and Restricted Share Granting Policy
The Compensation Committee has formalized its stock option, unit and share granting practices by adopting a policy for the grant of stock options, restricted units and restricted shares. The policy reflects the Compensation Committee’s long-standing approach to grants described in the Executive Compensation section under the Omnibus Stock Plan. In addition, the policy provides, among other things, that all grants must be approved by the Compensation Committee or its designee; the grants may not be awarded to a current director, officer or employee during any quarterly or other blackout period as defined in our insider trading policy; and the exercise price for any stock options granted will be equal to the last sale price per share of our common stock as reported on The Nasdaq Stock Market on the grant date. The policy also specifies procedures for granting stock options, restricted units or restricted shares to newly hired executive officers; and that any program, plan or practice to time or to select the grant dates of stock options, restricted units or restricted shares in coordination with the release by us of material non-public information is prohibited.

Stock Ownership Guidelines
The Board adopted Stock Ownership Guidelines for its Section 16 executive officers, nonemployee directors of the Board, officers of the Company, and all other employees that receive stock-based compensation. These individuals are expected to accumulate Flexsteel shares of common stock valued in the following amounts:
•	Directors:	Three times annual director cash compensation
•	Chief Executive Officer:	Four times annual salary
•	Executive Officers:	Two times annual salary
•	Officers:	Base salary
•	Key Associates:	One-half of base salary
Ownership includes direct ownership, joint ownership by participant or their spouse, and indirect ownership through a trust, partnership, limited liability company or other entity for the benefit of the participant or spouse. In addition, ownership includes restricted stock awards and intrinsic value of unexercised stock options acquired under Flexsteel’s equity plans.
Policy on Securities Trading - Hedging and Pledging
As part of its Policy Statement on Securities Trading and Communications with Outsiders (Regulation FD), Flexsteel prohibits directors and officers from using any strategies or products (including “put” or “call” options or “selling short” techniques) to hedge against potential changes in the value of Flexsteel common stock. In addition, directors and officers may not pledge Flexsteel common stock as collateral.
Nominating Matters
The Nominating and Governance Committee of the Board of Directors is responsible for making recommendations to the Board concerning nominees for election as directors and nominees for Board vacancies. When assessing a director candidate’s qualifications, the Nominating and Governance Committee considers current and future strategic needs of the Company and the candidate’s expertise in finance, general management, human resources, legal, traditional and digital marketing, e-commerce, sales, operations, manufacturing, supply-chain, company culture, and their independence, high ethical standards, and uncompromising integrity. In addition, the Nominating and Governance Committee looks at the overall composition of the Board and how a candidate would contribute to the overall synergy and collaborative process of the Board. The Nominating and Governance Committee has not established specific minimum eligibility requirements for candidates other than high ethical standards, uncompromising integrity, commitment to act in the best interests of the shareholders, requirements relating to age and ensuring that a majority of the Board remains independent.
In addition to the considerations described above, our Nominating and Governance Committee considers diversity in its evaluation of candidates for Board membership. Although the Company has no formal diversity policy, the Board believes that diversity with respect to factors such as background, experience, skills, race, gender and national origin is an important consideration in Board composition. The Nominating and Governance Committee discusses diversity considerations in connection with each candidate as well as on a periodic basis in connection with the composition of the Board as a whole.
If the Nominating and Governance Committee approves a candidate for further review following an initial screening, the Nominating and Governance Committee will establish an interview process for the candidate. Generally, the candidate will meet with the members of the Nominating and Governance Committee, along with the Chief Executive Officer. Contemporaneously with the interview process, the Nominating and Governance Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The Nominating and Governance Committee will also take into consideration the candidate’s personal attributes, including integrity, loyalty to and concern for the success and welfare of the Company and its shareholders, willingness to apply sound and independent business judgment, awareness of a director’s role in good corporate citizenship and image, time available for meetings and Company matters, and willingness to assume fiduciary responsibilities. The Nominating and Governance Committee will conduct a background check and consider all available information in determining whether to recommend the candidate to the full Board.
Recommendations for candidates to be considered for election to the Board at our annual shareholder meetings may be submitted to the Nominating and Governance Committee by our shareholders. Candidates recommended by our shareholders will be considered under the same standards as candidates that are identified by the Nominating and Governance Committee. Any nominations for director to be made at an annual meeting of shareholders must be made in accordance with the requirements described in the section of this Proxy Statement entitled Proposals by Shareholders. To enable the committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:
•	The name, age, business address and, if known, residence address of each nominee proposed in such notice;
•	The principal occupation or employment of each such nominee; and
•	The number of shares of stock of the Company, which are beneficially owned by each such nominee.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and certain officers and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Based on its review of the copies of such reports filed with the SEC, the Company believes that during fiscal year 2020, all filing requirements applicable to our directors, certain officers, and owners of more than 10% of the Company’s common stock have been met, except one Form 4 was filed late for each of Derek P. Schmidt, Timothy P. Newlin, and David E. Crimmins; and one Form 3 was filed late for each of Derek P. Schmidt and Matthew A. Kaness.
Audit and Ethics Committee Report
The Audit and Ethics Committee has reviewed and discussed the audited financial statements with management. The Audit and Ethics Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit and Ethics Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit and Ethics Committee concerning independence and has discussed with Deloitte & Touche LLP the firm’s independence. Based on the review and discussions referred to above in this report, the Audit and Ethics Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.
This report has been prepared by members of the Audit and Ethics Committee. Members of this Committee are:
William S. Creekmuir, Chair	Matthew A. Kaness	Eric S. Rangen

EXECUTIVE OFFICERS
The following individuals are executive officers of the Company:
Jerald K. Dittmer Age 63 President & Chief Executive Officer	See biographical information set forth under Proposal I, Election of Directors.

Derek P. Schmidt Age 47 Chief Financial Officer, Chief Operating Officer and Secretary
Derek Schmidt joined the Company as Chief Financial Officer and Chief Operating Officer in April 2020, and was subsequently appointed Secretary and Treasurer in May 2020. Mr. Schmidt has over 25 years of broad financial leadership and general management experience driving profitable growth across multiple industries, including over seven years in the furniture industry.

Prior to Flexsteel, Mr. Schmidt was CFO of Crescent Electric Supply Co., one of the nation’s largest electrical distributors. Prior to that, Mr. Schmidt held multiple executive positions with HNI Corporation, a leading global office furniture manufacturer. From 2016 – 2018, Schmidt held the position of Vice President & General Manager, Transactional - The HON Company, an HNI operating company. In this role, Schmidt had oversight for business development, product management, marketing and sales across national accounts, wholesalers, dealers and e-tailers, and was successful in turning around a sales decline driven by changing market needs. From 2014 – 2016, Mr. Schmidt held the position of Vice President, Finance for The HON Company and had executive responsibility for strategic & financial planning, M&A, accounting, credit, contract, IT and pricing. In this role, he supported a significant increase in revenue growth and an over 27% profit increase within the business. From 2013 – 2014, Mr. Schmidt held the position of Vice President, Finance – HNI Leveraged Furniture Operations and was charged to improve the performance of new operations with financial oversight for manufacturing, distribution and global sourcing operations. From 2011 – 2013, Mr. Schmidt held the position of Treasurer and Vice President, Corporate Finance and led M&A, treasury, investor relations and corporate planning.

Prior to joining HNI, Mr. Schmidt held financial leadership positions with companies such as Silgan Plastics Corporation, MasterBrand Cabinets, Inc., and General Mills Inc.

Mr. Schmidt is a graduate of the University of Wisconsin with a Bachelor of Business Administration in accounting and finance. He also earned a Master of Business Administration with an emphasis in finance and strategic management from the University of Minnesota Carlson School of Management. He is a Certified Public Accountant (CPA) - Inactive, Certified Management Accountant (CMA) and Certified Financial Manager (CFM).

Michael J. McClaflin Age 57 Chief Information and Technology Officer
Mike McClaflin joined the Company in March 2019 as Chief Information & Technology Officer. Mr. McClaflin is responsible for empowering business performance across Flexsteel’s enterprise through strategic technology and information management investments for both internal systems and external go-to-market capabilities. In addition to over 25 years of experience in ERP systems, eBusiness, business intelligence and IT operations, Mr. McClaflin is a versatile executive leader with significant cross-functional expertise in process and performance improvements.

Prior to Flexsteel, Mr. McClaflin was the Director of Acquisition Strategy and Integration for the Birmingham-based Industrial Parts division of the Genuine Parts Corporation. Prior to that, Mr. McClaflin spent 12 years in the furniture industry where he held various technology leadership positions, including serving as Vice President of eBusiness and IT, for the HON Company.

Mr. McClaflin is a graduate of Upper Iowa University, where he studied Accounting and General Management. He also earned a Master of Business Administration with an emphasis in marketing from the University of Iowa Henry B. Tippie College of Business.

David E. Crimmins Age 39 Vice President, Sales
Dave Crimmins joined the Company in September 2019 as Vice President, Sales. He has more than 12 years of experience in the furniture industry, including sales and marketing leadership positions across multiple brands and market segments.

Prior to Flexsteel, Mr. Crimmins was the Vice President of Sales and Marketing for the UK-based North American division of The Senator Group, representing both the Allermuir and Senator brands. His responsibilities included building sales and marketing capabilities, developing and executing go-to-market strategies, and driving improved financial performance across operations in North America. Mr. Crimmins also held multiple sales and general management related roles of increasing responsibility within HNI Corporation across multiple operating companies.

Mr. Crimmins is a graduate of The University of Northern Iowa where he studied marketing. He also earned a Master of Business Administration from the University of Baltimore.

Carl Anthony Hayden Age 58 Vice President, Operations
Carl “Tony” Hayden joined the Company in February 2019 as Vice President, Manufacturing and was named Vice President, Operations in August 2019. He has more than 25 years of experience in furniture manufacturing operations, including lean manufacturing implementation along with leading the procurement, sourcing and logistics functions.

Prior to Flexsteel, Mr. Hayden served as Vice President, Operations for the Wood Group at HNI Inc., a large commercial office furniture manufacturing and distribution company. His experience at HNI also included increasing levels of responsibility in the roles of General Manager, Group Vice President and Vice President, International Operations. His responsibilities included managing domestic operations for three different HNI divisions, its operations in China and India and completing due-diligence analysis for international acquisitions.

Mr. Hayden is a graduate of The University of Iowa with a Bachelor of Business Administration.

Stacy M. Kammes Age 40 Vice President, Human Resources
Stacy Kammes joined the Company in 2014 as Director, Human Resources and was named Vice President, Human Resources in 2017. Ms. Kammes was appointed Assistant Secretary in May 2020. With 18 years of HR experience, she is responsible for leading the Human Resources function and providing expertise on organizational development, talent acquisition and development, compensation, benefits and labor relations.

Prior to Flexsteel, Ms. Kammes served as an HR Leader-Organizational Effectiveness Talent, Global Supply Chain and OnHighway Business for Cummins Emission Solutions, a global leader in designing, manufacturing and integrating exhaust aftertreatment solutions. In these roles, she drove talent acquisition, performance management, training and development, succession planning and labor relations across multiple global manufacturing, distribution and corporate locations. Earlier in her career, Ms. Kammes held several plant HR positions within Cummins Emission Solutions and Federal Mogul.

Ms. Kammes is a graduate of the University of Wisconsin-Platteville, where she studied Business Administration with an emphasis in General Management and Human Resource Management. She also earned a Master of Business Administration from Upper Iowa University.

Timothy P. Newlin Age 49 Vice President, Marketing and Product Management
Tim Newlin has 14 years of experience in leadership roles at the Company, and in 2019 was named Vice President, Marketing & Product Management. He is responsible for the product portfolio appearance, functionality, performance, profitability and life cycle; for the physical innovation, engineering and development of product; and for the development of the Flexsteel brand and product story, as well as supporting all sales channels with physical and digital assets.

Prior to his current position, he was Vice President, Home Furnishings, where he provided the strategic direction for the business with full P&L responsibility and was head of the functions of Merchandising, Sales, Retail Development, and Design. Immediately prior, Mr. Newlin was National Sales Director, having risen through the sales channel from territory sales, regional sales management to the top position in national sales over the course of eight years. He has over 25 years in the furniture business.

Mr. Newlin is a graduate of Miami University in Ohio, with a business degree in Marketing with a focus on merchandising.

Terrence Heath Willis Age 47 Vice President, Direct Commerce
Terrence Heath Willis joined the Company in March 2019 as Vice President, Direct Commerce. Mr. Willis is responsible for developing and leading the strategy of Flexsteel’s digital transformation, which includes modernizing the entire digital path to purchase, accelerating opportunities with the Company’s eCommerce partners and leading the homestyles ready-to-assemble furniture online business unit.

Prior to Flexsteel, Mr. Willis served as Vice President for North America eCommerce at Keter Group, a resin plastic manufacturer of outdoor furniture, sheds and storage, as well as hardware and home items. Prior to that, Mr. Willis spent 12 years at The Coca-Cola Company leading its global shopper marketing and digital strategy for large, multinational customers such as Amazon, Alibaba, Rakuten and Walmart. Earlier in his career, he was responsible for store digital integration with Walmart.com, and has worked in the transportation, logistics and supply chain industries rounding out a robust understanding of the end-to-end fulfillment process. Mr. Willis is a graduate of the University of Arkansas with a business degree in Marketing Management.

EXECUTIVE COMPENSATION
Summary Compensation Table
During fiscal year 2020, the Company had four named executive officers. The following table sets forth the cash and non-cash compensation, for the fiscal years so indicated awarded to or earned by (i) the individual serving as the Company’s principal executive officer (“PEO”); (ii) the Company’s two most highly compensated executive officers other than the PEO who were serving as executive officers at the end of the last completed fiscal year; and (iii) an additional individual for whom disclosure would have been required pursuant to paragraph (ii) above, but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year. The four executive officers named below are collectively referred to in this proxy statement as the named executive officers.
Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)(5)	Non- Equity Incentive Plan Comp ($)	All Other Comp ($)(6)	Total ($)
Jerald K. Dittmer President and Chief Executive Officer	2020	663,542	—	874,993	—	—	51,679	1,590,214
	2019	350,000	408,478	728,765	410,550	—	327,479	2,225,272
Derek P. Schmidt Chief Financial Officer and Chief Operating Officer (appointed 4/6/2020)	2020	82,923	151,920(2)	537,441	122,000	—	17,654	911,938
Timothy P. Newlin Vice President Marketing and Product Management	2020	272,112	84,000(3)	667,989	—	—	34,016	1,058,117
	2019	230,000	—	313,287	46,685	—	18,789	608,761
Marcus D. Hamilton Chief Financial Officer (terminated 3/20/2020)	2020	261,923	108,000(3)	715,985	—	—	359,524	1,445,432
	2019	350,000	—	662,911	—	—	38,394	1,051,305
(1)
On April 8, 2020, the Compensation Committee approved a 25% temporary reduction to the base salaries of the Company’s CEO and CFO through October 1, 2020 and approved a 25% temporary reduction to the base salary of Mr. Newlin through June 1, 2020.

(2)	Includes pursuant to Mr. Schmidt’s employment agreement, a $77,700 signing bonus and a $74,220 guaranteed cash incentive payment for fiscal year 2020.
(3)	The amounts shown are payments made pursuant to a retention bonus plan.
(4)
The amounts shown for fiscal year 2020 include the grant date fair value of three-year performance share awards granted under the LTIP, restricted stock and restricted units awarded to certain named executive officers. No performance shares will be issued unless the minimum specific performance goals set by the Compensation Committee are met. The 2020 three-year performance period is July 1, 2019 – June 30, 2022. The 2019 three-year performance period is July 1, 2018 – June 30, 2021. Shares earned, if any, will be issued following each respective three-year performance period. The amounts include the grant date fair value of the performance share awards assuming achievement of the target performance goals. The grant date fair value is determined by taking total units granted for the performance period at target multiplied by the closing market price on date of grant. The maximum share award value that could be issued for Mr. Dittmer is $1,049,989 for 2020, for Mr. Schmidt is $244,137 for 2020, for Mr. Newlin is $201,597 for 2020, and for Mr. Hamilton is $259,191 for 2020. The amounts shown in the table for fiscal 2020 include the grant date fair value of restricted stock and restricted stock units for Mr. Dittmer – $349,999; for Mr. Schmidt – $415,373; for Mr. Newlin – $567,191; for Mr. Hamilton – $586,389. The grant date fair value is determined by taking total restricted stock and restricted stock units granted multiplied by the closing market price on date of grant.

(5)
The amounts shown represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the stock option award amount may be found in Note 11 to the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

(6)	The table below presents an itemized account of “All Other Compensation” provided in fiscal 2020 to the named executive officers:
Name	Year	Tax Preparation $	Country Club Dues $	Supplemental Medical $	Furniture Program $	Severance $	401K Match $	Relocation	Total All Other Comp
J. K. Dittmer	2020	1,637	4,725	8,606	22,913	—	13,798		51,679
	2019	1,268	4,635	41	26,398	—	13,750	281,377	327,469
D. P. Schmidt	2020	—	—	—	16,341	—	1,313		17,654
T. P. Newlin	2020	960	7,242	6,580	640	—	18,594		34,016
	2019	470	7,101	1,101	—	—	10,117		18,789
M. D. Hamilton	2020	1,140	7,242	2,488	2,970	328,849(a)	16,835		359,524
	2019	1,300	7,101	12,245	2,540	—	15,208		38,394
a.	The amount shown represents payments to Mr. Hamilton under the Severance Plan for Management Employees.

Jerald K. Dittmer Employment Agreement
Effective December 28, 2018, the Company named Jerald K. Dittmer, President and Chief Executive Officer. In connection with Mr. Dittmer’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with him, dated December 17, 2018, as amended August 30, 2019, that provides for an annual salary of $700,000 and benefits commensurate with other executive officers of the Company. He was paid a signing bonus in the form of an option to purchase 85,000 shares of common stock.
The Employment Agreement entitled Mr. Dittmer to a guaranteed Cash Incentive (“Bonus”) for fiscal year 2019 to be calculated by multiplying 115% target by his annual salary of $700,000 and pro-rating by 50% for time served during fiscal 2019 as the Company’s President and Chief Executive officer for an amount equal to $402,500. Pursuant to the First Amendment to the Employment Agreement, Mr. Dittmer and the Compensation Committee agreed that in lieu of the Bonus, Mr. Dittmer will receive a combination of a Non-Statutory Stock Option (“NSO”) and a restricted stock award in an amount that approximates, but is not greater than, the amount of the Bonus. Therefore, in lieu of the amounts Mr. Dittmer is entitled to under section 3(c) of the Agreement for fiscal year 2019, the Compensation Committee has granted and Mr. Dittmer has accepted a NSO to purchase 30,000 shares of common stock with an exercise price of $15.14 per share vesting immediately upon the grant date of August 30, 2019, and expiring on the tenth anniversary of said grant date. In addition, with a grant date of August 30, 2019, the Compensation Committee granted Mr. Dittmer a Restricted Stock Award (“RSA”) in the amount of 22,165 shares of common stock. The RSA was fully vested on September 11, 2019. The NSO and RSA are granted pursuant to the Omnibus Stock Plan and are subject to the standard Notification of Awards thereunder.
Mr. Dittmer participates in the Company’s long-term incentive plan, which is established annually by the Compensation Committee of the Board, beginning with the July 1, 2019 through June 30, 2022 performance period, with his participation set at 125% of his base salary at the target award level. In lieu of an award under the Company’s Long-Term Incentive Plan for performance periods beginning before July 1, 2018, Mr. Dittmer was granted a special hiring award of $750,000 in the form of 30,000 restricted stock units and 3,186 shares of restricted stock.
Mr. Dittmer was paid $150,000, plus a gross up to cover federal and state income taxes and Medicare taxes, for all expenses related to relocating to Dubuque, Iowa. If Mr. Dittmer terminates his employment prior to December 28, 2020, the $150,000 relocation expense payment, prorated for length of service, will be immediately reimbursed to the Company.
Mr. Dittmer participates in the Company’s Severance Plan for Management Employees, which provides for the post-termination benefits described under “Executive Compensation Termination or Change-In-Control” below. In addition, Mr. Dittmer entered into a Confidentiality and Non-Competition Agreement whereby he agreed not to compete with the Company during employment and for 12 months after termination.
Derek P. Schmidt Letter Agreement
In connection with Derek P. Schmidt’s appointment to the positions of Chief Operating Officer and Chief Financial Officer, the Company entered into a letter agreement with Mr. Schmidt, dated March 10, 2020, to become effective April 6, 2020 (the “Letter Agreement”). Pursuant to the Letter Agreement, Mr. Schmidt will serve as the Company’s Chief Operating Officer and Chief Financial Officer and will receive an annual base salary of $420,000. In addition to his base compensation, Mr. Schmidt will be entitled to additional compensation as described below.
1.	Mr. Schmidt received a sign-on bonus of $50,000.
2.
Mr. Schmidt is eligible to participate in the Company’s Cash Incentive Plan with his initial participation set at 75% of his base salary at target performance with a maximum funding of 200% of target performance. Mr. Schmidt’s participation for fiscal year 2020 will be prorated for days employed and the prorated amount of the award will be guaranteed at the target level and subject to increase if the target level is exceeded.

3.
Mr. Schmidt is eligible to participate in the Company’s Long-Term Incentive Plan beginning with the July 1, 2019 through June 30, 2022 performance period, prorated for days employed, with his participation set at 65% of his base salary and paid in shares.

4.
Pursuant to the Company’s Omnibus Stock Plan, Mr. Schmidt was awarded a number of Restricted Stock Units (“RSUs”) equal to $334,000 based upon the average of the previous 10 trading days closing stock price to the grant date (his first date of employment). One half of the awarded RSU’s vested on July 1, 2020, and the second half will vest on January 1, 2021.

5.
Pursuant to the Company’s Omnibus Stock Plan, Mr. Schmidt was awarded an option with a value of $122,000 with the number of option shares based on the black scholes calculation method. The option will be subject to a 3-year vesting schedule.

Mr. Schmidt will be reimbursed reasonable and customary closing and realtor costs for the sale of his prior home. In addition, the Company will reimburse Mr. Schmidt a monthly amount equal to the lesser of his two mortgages for the shorter of the following: until his prior home sells or for up to six months after his start date. If Mr. Schmidt terminates his employment prior to April 6, 2022, all relocation benefits/expenses (prorated for length of service within the 2 years) will be immediately reimbursed to the Company.
Mr. Schmidt participates in the Company’s Severance Plan for Management Employees which provides for the post-termination benefits described under “Executive Compensation- Termination or Change-In-Control” below. In addition, Mr. Schmidt entered into a Confidentiality and Non-Competition Agreement whereby he agreed not to compete with the Company during employment and for 12 months after termination.
Components of Executive Compensation
The principal components of our executive officer compensation program include base salary, annual cash incentive compensation and long-term incentives using our common stock and benefit programs.
Base Salary. An individual executive officer’s base salary is based upon the executive officer’s level of responsibility, cumulative knowledge and experience, past individual performance, contributions to past corporate performance, and competitive rates of pay. The Compensation Committee reviews each executive officer’s salary annually and makes adjustments, as appropriate, based on the Chief Executive Officer’s recommendation, including any change in the executive officer’s responsibilities, the executive officer’s past performance and changes in competitive salary levels provided by the compensation consultants retained by the Compensation Committee.
Cash Incentive Compensation. The purpose of our Cash Incentive Compensation Plan (the “CIP”) is to align incentive compensation with performance measures that drive the Company’s market value. The CIP is also designed to promote the accomplishment of corporate objectives as reflected in the Company’s annual operating plan and objectives established by management, and to recognize achievement through the payment of incentive compensation. After the completion of the year, the Compensation Committee ratifies cash incentives based principally on the extent to which objectives have been achieved. If threshold performance levels are not met, no award is made. The incentive award levels are expressed as a percentage of the executive officer’s base salary ranging from 35% to 115% based on the individual’s responsibility level and total compensation. The payouts of the individual objectives of the CIP range from threshold of 40% to a maximum of 200% of the target award. When the threshold performance is achieved, the payout percentage increases proportionately to the improvement in performance as measured against the objective. The objectives for fiscal year 2020 were the same for all the named executive officers: 60% adjusted EBIT and 40% net sales.
The performance objectives under the cash incentive compensation plan for fiscal 2020 were as follows:
•	Target: adjusted EBIT $13.5 million, net sales: $414.7 million.
•	Threshold: adjusted EBIT: $9.0 million net sales: $375.0 million.
•	Maximum: adjusted EBIT: $18.0 million, net sales: $475.0 million.
For fiscal year 2020, the Company did not achieve its two performance objectives.
As reflected in the column titled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table, because none of the corporate performance objectives for fiscal 2020 were met, no cash incentive compensation was made to named executive officers for fiscal 2020.
Long-Term Incentives. The purpose of the Long-Term Incentive Compensation Plan (the “LTIP”) and the Omnibus Stock Plan is to promote the interests of the Company and its shareholders by providing key personnel of the Company with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of corporate performance, and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The level of award opportunities, as combined under both plans, are intended to be consistent with comparable companies and reflect an individual’s level of responsibility and performance.
Long-Term Incentive Compensation Plan. Under the LTIP, it is generally intended that the established performance objectives will be measured over a three-year period. The Compensation Committee will also establish the weighting of each corporate performance objective for purposes of the performance calculations in advance of each performance period. The Compensation Committee selected fully diluted earnings per share and total shareholder return (“TSR”) performance objectives for the three-year performance period beginning on July 1, 2017 and ending on June 30, 2020, for Mr. Hamilton and fully diluted earnings per share for Mr. Newlin. The performance objectives were selected and applied, at that time, as the best measurement of the Company’s and each individual’s long-term performance. The specific performance targets are expressed in an aggregate amount for the three-year period. The Compensation Committee endeavors to set the targets at levels that challenge our executive officers to improve operating results and enhance shareholder value.
At the start of each three-year performance period, the Compensation Committee establishes a target number of shares of our common stock that each executive officer can earn subject to our achievement over the three-year performance period of threshold, target and maximum levels of each corporate performance objective. Threshold and maximum levels will be expressed as a multiple of the target level. For the performance period that began July 1, 2017, the target number of shares for which each executive officer is eligible is based on a percentage of the executive officer’s base salary at the beginning of the performance period and was as follows (i) Mr. Hamilton, 50% and pro-rated for time of employment during the performance period, (ii) Mr. Newlin, 15%. Messrs. Dittmer and Schmidt were not participants in the performance period. The payouts of the individual objectives of the LTIP range from threshold of 40% to a maximum of 200% of the target award. When the threshold level is achieved, the payout percentage increases proportionally to the improvement in performance as measured against the objective. The beginning of each fiscal year triggers the start of another three-year performance period. This plan structure results in three active performance periods being in place at any given time. The weighting of the performance objectives for the three-year performance period ending on June 30, 2020 for Mr. Hamilton was: 85% for the fully diluted earnings per share and 15% for TSR, and for Mr. Newlin, 100% fully diluted earnings per share.
For the three-year performance period ending June 30, 2020, the performance goals under the LTIP reflecting three-year totals were as follows:
•	Target: fully diluted earnings per share: $8.60, TSR: 50%;
•	Threshold: fully diluted earnings per share: $9.45, TSR: 30%;
•	Maximum: fully diluted earnings per share: $10.30, TSR: 90%.
During this period, the Company achieved 0% of the target fully diluted earnings per share and 0% of target TSR objectives.
For awards under the LTIP for the three-year period ended June 30, 2022, participants may earn one-third of the award in each of the three years based on meeting performance objectives for that year. The cumulative award payout for all three years is made after the end of the third year. The performance objectives for the second and third years were to be based on a set growth rate of the performance objectives over the previous year’s financial results. Because of the adverse impact of the COVID-19 pandemic and continued global trade tensions on the Company’s financial results for the period ending June 30, 2020, the calculation of the performance objectives for the second year using the established growth rates in the plan would have resulted in financial goals that are not aligned to long-term shareholder value creation. As a result, performance objectives for the second year of the three-year award period ending June 30, 2022, were modified.
Omnibus Stock Plan. During fiscal 2020, the Company granted stock options, restricted stock units and restricted stock to executive officers under the Omnibus Stock Plan. In response to industry practices and competitive forces, the Compensation Committee has determined to emphasize stock awards over options awards. The Compensation

Committee also believes that stock awards are a more effective way to provide named executive officers with a proprietary interest in the Company and assist the named executive officers to meet the stock ownership guidelines established by the Board. See “Corporate Governance – Stock Ownership Guidelines.” Generally, stock awards annually vest over a three-year period.
Stock options awarded under the shareholder approved plan give executive officers the opportunity to purchase our common stock for a term not to exceed ten years and at a price of no less than the closing sale price of our common stock on the date of grant. Executive officers’ benefit from stock options only to the extent stock price appreciates after the grant of the option. The Compensation Committee recognizes that each executive officer, rather than the Compensation Committee, decides whether or not to exercise an option at any given time. For this reason, the Compensation Committee’s decision to grant a stock option to an executive officer does not take into account any gains realized by the executive officer due to a decision to exercise a pre-existing option in any given year. The Compensation Committee has not repriced stock options or replaced stock options that are underwater in the past and does not intend to engage in either practice in the future.
Stock options, restricted stock units and restricted stock are granted at the Compensation Committee’s regularly scheduled meetings, based on recommendations from the Chief Executive Officer, the participant’s level of responsibility and total compensation. Most Compensation Committee meetings are scheduled a year in advance. Scheduling decisions for Compensation Committee meetings are made without regard to anticipated earnings or other major announcements by us. The Compensation Committee will consider granting various types of equity to newly hired executive officers on a case-by-case basis.
Other Compensation and Benefits. We may provide the following perquisites to our executive officers:
•	country club dues;
•	tax planning services;
•	supplemental health insurance; and
•	furniture program.
These perquisites are provided to retain executive officers for key positions, to assist in their business development efforts and to remain competitive in the marketplace. The value of the perquisites provided to our named executive officers is set forth in the column titled “All Other Compensation” of the Summary Compensation Table.
Other Policies. The Company’s CIP, Omnibus Stock Plan and LTIP provide for the right to require a participant to pay back any amount received under the plan to the extent provided by law or any “clawback” policy adopted by the Company. The award agreements under the CIP, Omnibus Stock Plan and LTIP provide for the forfeiture of awards received up to six months prior to termination in the event the participant competes with the Company within two years of termination or improperly uses Company confidential information.
Tax Implications. Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. Historically, there has been an exemption from this $1 million deduction limit for compensation payments that qualified as “performance-based” under applicable Internal Revenue Service (IRS) regulations. To qualify as “performance-based,” compensation payments must be, among other things, based solely upon the achievement of objective performance goals and made under a plan that is administered by the Compensation Committee. Generally, in the past we have designed our executive officer compensation program to permit the Compensation Committee to award compensation intended to be eligible for deductibility to the extent permitted by Section 162(m) and the relevant IRS regulations. With the enactment of the 2017 Tax Cuts and Jobs Act, however, the performance-based compensation exemption has been eliminated, except with respect to certain grandfathered arrangements. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive officer compensation, the Compensation Committee believes that it is in the best interests of our shareholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executive officers.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information relating to equity awards outstanding at June 30, 2020, for each of our named executive officers.
	Option Awards					Stock Awards
Name(a)	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(2)	Number of Securities Underlying Unexercised Options Unexerciable (#)(3)	Option Exercise Price	Option Expiration Date(4)	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares of Units or Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
J. K. Dittmer	8/30/19	30,000		15.14	8/30/29	48,365	762,716	20,746	327,164
	12/28/18	28,334	56,666	21.96	12/28/28

D. P. Schmidt	4/6/20		108,884	9.97	4/6/30	34,905	550,452	6,462	101,906

T. P. Newlin	01/15/19	4,014	2,006	24.98	01/15/29	27,944	440,677	3,984	62,828
	09/13/18	2,286		32.80	09/13/28
	09/08/17	1,105		45.21	09/08/27
	09/01/16	737		47.45	09/01/26
	07/01/15	464		43.09	07/01/25
	12/08/14	500		31.06	12/08/24
	12/09/13	500		27.57	12/09/23

M. D. Hamilton(1)

(1)	Mr. Hamilton’s employment terminated March 20, 2020 and he had no outstanding equity awards as of June 30, 2020.
(2)	Options include both incentive stock options and non-statutory stock options.
(3)	Mr. Dittmer’s option vests 1/2 on July 1 of each of 2020 and 2021. Mr. Schmidt’s option vests in full on April 6, 2023. Mr. Newlin’s option vests 1/2 on January 15 of each of 2020 and 2021.
(4)	Options expire on the tenth anniversary of the grant date.
(5)
Mr. Dittmer’s unvested restricted stock and restricted stock units vest as follows: 11,062 shares vested on July 1, 2020; 11,062 shares vest on July 1, 2021; 20,710 shares vest on June 30, 2022; and 5,531 shares vest on July 1, 2022. Mr. Schmidt’s unvested restricted stock and restricted stock units vest as follows: 15,045 shares vested on July 1, 2020; 15,045 shares vest on July 1, 2021; and 4,815 shares vest on June 30, 2022. Mr. Newlin’s restricted stock units vest as follows: 11,984 shares vested on July 1, 2020; 11,984 shares vest on July 1, 2021; and 3,976 shares vest on June 30, 2022.

(6)	The market value of unvested stock awards is based on the closing stock price on June 30, 2020, which was $15.77.
(7)
The amounts shown represent the potential three-year performance share unit awards under the Long-Term Incentive Plan during the three, three-year performance periods in effect during fiscal year 2020. No shares will be issued unless the minimum specific performance goals set by the Compensation Committee are met. Shares earned, if any, will be issued following each respective three-year performance period. Mr. Dittmer, Mr. Schmidt and Mr. Newlin participated in the fiscal year 2020 - 2022 performance plan period. Unearned performance shares are shown below assuming target performance for grants made in fiscal years 2020, 2019, and 2018:

Name	Fiscal Year 2020(a)	Fiscal Year 2019(b)	Fiscal Year 2018(c)	Total
J. K. Dittmer	20,746			20,746
D. P. Schmidt	6,462			6,462
T. P. Newlin	3,984			3,984
(a)	Three-year performance period ends June 30, 2022
(b)	Three-year performance period ends June 30, 2021
(c)	Three-year performance period ends June 30, 2020
Termination or Change in Control
Severance Plan for Management Employees. The Severance Plan for Management Employees (the “Severance Plan”) provides for the payment of severance to eligible employees in the event of an involuntary termination of an eligible employee’s employment initiated by the Company (a “Qualifying Termination”). An eligible employee is an employee of the Company or its affiliates who is either (i) an executive reporting directly to the Chief Executive Officer of the Company on other than an interim or temporary basis, or (ii) an individual designated as an eligible employee by the plan administrator or its delegate, within its sole discretion (an “Eligible Employee”). A Qualifying Termination does not include (i) termination for cause, (ii) an Eligible Employee’s voluntary resignation or retirement from the Company, (iii) an Eligible Employee’s termination as a result of the Eligible Employee’s death or disability, or (iv) an Eligible Employee’s failure to return to work within the time required following an approved leave of absence.
Subject to the terms and conditions of the Severance Plan, an Eligible Employee will receive severance payments of:
•	the Eligible Employee’s base salary continuation for 12 months;
•
a lump sum payment equal to the COBRA premiums necessary to continue the Eligible Employee’s and his or dependents’ health insurance coverage in effect on the Eligible Employee’s termination date for a period of 12 months, without regard to whether the Eligible Employee or his/her dependents elect continuation coverage under COBRA; and

•
a lump sum payment equal to the amount of cash compensation that would be payable to the Eligible Employee under the CIP for the fiscal year during which the termination date occurs if the Eligible Employee’s employment had continued through the end of such fiscal year, computed assuming that the “target” level of performance had been achieved, without regard to any discretionary adjustments that would have the effect of reducing the amount of the annual incentive bonus (other than discretionary adjustments applicable to all similarly-situated employees who did not terminate employment).

The plan administrator may remove an individual as an Eligible Employee prior to a Qualifying Termination. An Eligible Employee may not be removed as an Eligible Employee from participation in the Severance Plan on or after a Qualifying Termination.
The Company is entitled to clawback all Severance Payments made to an Eligible Employee under the Severance Plan in the event the Eligible Employee breaches any provision of any non-competition, non-solicitation, non-disparagement, confidentiality, or assignment of inventions covenants contained in any agreement between the Eligible Employee and the Company.
To receive any severance payments, an Eligible Employee must execute and deliver a severance agreement which provides for a release of claims against the company, a confidentiality provision and a 12-month non-competition and non-hire clause.
The benefits under the Severance Plan replace and supersede all prior existing severance payments applicable to Eligible Employees, whether formal or informal, written or oral.
Cash Incentive Compensation Plan and Long-Term Incentive Compensation Plan. Under the terms of the Company’s CIP and LTIP and applicable award agreements, named executive officers are entitled to receive payments as a result of a termination due to death or disability, on or after reaching age 62, or due to an involuntary termination for other than cause in the event of a change in control. The amount to be paid to a participant in such events is based on the pro rata number of days worked during the performance period. The awards will be paid in a lump sum after the end of the performance period, except under certain circumstances as determined by the Compensation Committee. The award agreements for both the CIP and the LTIP provide for the forfeiture of payments received up to six months prior to termination in the event the participant competes with the Company within two years of termination or improperly uses Company confidential information.
Omnibus Stock Plan. Under the terms of the Omnibus Stock Plan and applicable award agreements, the unvested restricted stock units, restricted stock and options held by a named executive officer will vest in full upon the death or disability of such person or upon a change in control.
Retention Bonus Agreement. In fiscal 2019, the Company entered into Retention Bonus Agreements with Messrs. Hamilton and Newlin that provide that they will receive a lump sum payment equal to 30% of their highest base salary through December 31, 2019, if employment with the Company continued through December 31, 2019 or employment is involuntarily terminated before December 31, 2019 by the Company without Cause as that term is defined in the Company’s Non-equity Incentive Plan.

OWNERSHIP OF STOCK BY
DIRECTORS AND EXECUTIVE OFFICERS
The table below sets forth the shares of the Company’s common stock beneficially owned by the Company’s directors, the named executive officers, and by all directors and executive officers as a group as of October 2, 2020. Unless otherwise indicated, to the best knowledge of the Company, all persons named in the table have sole voting and investment power with respect to the shares shown.
Name	Title	Amount of Common Stock Beneficially Owned (#)(1)	Percent of Common Stock Outstanding
Derek P. Schmidt	Chief Financial Officer, Chief Operating Officer	129,468	1.7%
Jerald K. Dittmer	President and Chief Executive Officer, Director	108,419	1.5%
Eric S. Rangen	Director	34,764	0.5%
Timothy P. Newlin	Vice President Marketing and Product Development	27,651	0.4%
Matthew A. Kaness	Director	26,255	0.4%
Thomas M. Levine	Director	22,304	0.3%
Mary C. Bottie	Director	17,049	0.2%
William S. Creekmuir	Director	13,502	0.2%
Marcus D. Hamilton	Former Chief Financial Officer and Principal Financial and Accounting Officer (terminated March 20, 2020)	2,024	0.0%
All Directors and Executive Officers as a Group (8)		381,436	5.1%
(1)
Includes the following number of shares, which may be acquired as of October 2, 2020, or within 60 days of such date by exercise of stock options: Mr. Dittmer – 58,334; Mr. Rangen – 13,000; Mr. Newlin – 9,606; Mr. Levine – 5,500; All Directors and Executive Officers as a Group – 86,440.

OWNERSHIP OF STOCK BY
CERTAIN BENEFICIAL OWNERS
To the best knowledge of the Company, no person owns beneficially 5% or more of the outstanding common stock of the Company as of October 2, 2020 except as set forth below. Unless otherwise indicated, to the best knowledge of the Company, all persons named in the table have sole voting and investment power with respect to the shares shown.
Name	Address	Amount of Common Stock Beneficially Owned(1)	Percent of Class
Royce & Associates LLC	745 Fifth Avenue, New York, NY 10151	942,100(2)	12.7%
Dimensional Fund Advisors LP	6300 Bee Cave Road, Bldg One, Austin, TX 78746	624,991(3)	8.4%
BlackRock, Inc.	55 East 52nd Street, New York, NY 10055	510,005(4)	6.9%
(1)	To the best knowledge of the Company, no beneficial owner named above has the right to acquire beneficial ownership in additional shares, except as noted below.
(2)
The number of shares beneficially owned is based on information provided in a schedule 13G filed with the Securities and Exchange Commission on January 21, 2020, which reflects sole investment and voting power with respect to 942,100 shares.

(3)
The number of shares beneficially owned is based on information in a schedule 13G filed with the Securities and Exchange Commission on February 12, 2020, which reflects shared defined investment power for 624,991 shares, sole voting power for 601,188 shares, and no voting power for 23,803 shares.

(4)
The number of shares beneficially owned is based on information in a schedule 13G filed with the Securities and Exchange Commission on February 5, 2020, which reflects shared defined investment power for 510,005 shares, sole voting power for 495,909 shares, and no voting power for 14,096 shares.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP was the Company’s independent registered public accounting firm in fiscal 2020. In addition to performing the audit of the Company’s consolidated financial statements, Deloitte & Touche LLP provided audit-related services during fiscal 2020 and 2019.
The Audit and Ethics Committee pre-approves both the type of services to be provided by Deloitte & Touche LLP and the estimated fees related to these services. The Audit and Ethics Committee reviewed professional services and the possible effect on Deloitte & Touche LLP’s independence was considered. The Audit and Ethics Committee has considered and found the provision of services for non-audit services compatible with maintaining Deloitte & Touche LLP’s independence. All services provided by Deloitte & Touche LLP during fiscal 2020 and 2019 were pre-approved by the Audit and Ethics Committee. It is not expected that a representative of Deloitte & Touche LLP will attend the Annual Meeting of Shareholders.
(in thousands)	2020	2019
Audit Fees(1)	$733	$790
(1)
Professional fees and expenses for the audit of financial statements for fiscal 2020 and fiscal 2019 consisted of (i) an audit of the Company's annual consolidated financial statements; (ii) reviews of the Company's quarterly consolidated financial statements; (iii) consents and other services related to Securities and Exchange Commission matters; (iv) consultations on financial accounting and reporting matters arising during the course of the audit and reviews.

PROPOSALS BY SHAREHOLDERS
Shareholders wishing to have a proposal considered for inclusion in the Company’s proxy statement for the 2021 annual meeting must submit the proposal in writing and direct it to the Secretary of the Company at the address shown in this proxy statement. The Company must receive it no later than June 28, 2021. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the 1934 Act. It is suggested that the proposal be submitted by certified mail, return receipt requested. Shareholders who intend to present any other proposal or nominate a person to be elected as a director at the 2021 annual meeting must provide the Company notice of such proposal no later than September 10, 2021. However, if the 2021 annual meeting is to be held before November 9, 2021 or after February 7, 2022, then the proposal or nomination must be received before the later of (i) the close of business on the tenth day following the day on which public disclosure of the meeting date is made and (ii) the close of business 90 days before the 2021 annual meeting. The proposal or nomination must contain the specific information required by our bylaws. You may obtain a copy of our bylaws by writing to our Corporate Secretary. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
OTHER MATTERS
The percentage total number of the outstanding shares represented at each of the last three years’ shareholders’ annual meetings was as follows: 2017 – 75.8%; 2018 – 75.5%; and 2019 – 75.9%.
A copy of the Company’s Annual Report on Form 10-K for the year ended June 30, 2020, other reports filed or furnished with or to the Securities and Exchange Commission, our Guidelines for Business Conduct, Audit and Ethics Committee Charter, Compensation Committee Charter and Nominating and Governance Committee Charter are available, without charge, on the Company’s website at www.flexsteel.com or by writing to the Office of the Secretary, Flexsteel Industries, Inc., P.O. Box 877, Dubuque, Iowa 52004-0877.
The Board does not know of any other matter that may come before the meeting. However, should any other matter properly come before the meeting, the persons named in the proxy card will vote in accordance with their judgment upon such matters.
Shareholders are urged to vote by internet or telephone, or if you received paper copies of our Proxy materials, you can also mark, date, sign and promptly mail the accompanying Proxy card in the enclosed envelope. Prompt response is helpful, and your cooperation will be appreciated.
BY ORDER OF THE BOARD OF DIRECTORS

Derek P. Schmidt
Secretary
October 26, 2020
Dubuque, Iowa

APPENDIX A
FLEXSTEEL INDUSTRIES, INC.
AMENDED AND RESTATED OMNIBUS STOCK PLAN
Effective, December 9, 2020
I.	ESTABLISHMENT AND PURPOSE
Flexsteel Industries, Inc. established the Flexsteel Industries, Inc. Omnibus Stock Plan, effective July 1, 2013, for the benefit of its employees and amended that plan to be effective December 9, 2020. The Plan is intended to align incentive compensation with performance measures that drive the Company’s market value. The Plan provides key personnel of the Company with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of corporate performance. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The Plan is also intended to provide Non-Employee Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Non-Employee Directors for their contributions to the Company and to aid in attracting and retaining Non-Employee Directors.
II.	DEFINITIONS
2.1	The capitalized terms used in the Plan have the meanings set forth below.
(a)	“Award” or “Awards” means a grant made under the Plan in the form of Restricted Stock, Restricted Stock Units, Options, Stock Appreciation Rights or Performance Units.
(b)	“Board” means the Board of Directors of the Company, as constituted at the relevant time.
(c)	“CEO” means the Chief Executive Officer of the Company at the relevant time.
(d)	“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.
(e)
“Committee” means Compensation Committee of the Board, or any other committee of the Board consisting solely of two or more Non-Employee Directors designated by the Board to administer the Plan under Plan Section 3.1 and constituted so as to permit grants thereby to comply with Exchange Act Rule 16b-3 and Code Section 162(m).

(f)	“Company” means Flexsteel Industries, Inc., a Minnesota corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.
(g)
“Covered Employee,” as of a particular date, means a “covered employee” of the Company as of that date within the meaning of Code Section 162(m)(3), or any subsequent authority, or any individual whom the Committee in its judgment determines as of that date is likely to become a “covered employee” under Code Section 162(m)(3).

(h)
“Disability or Disabled,” with respect to a Participant, means that the Participant satisfies the requirements to receive long-term disability benefits under the Company-sponsored group long-term disability plan in which the Participant participates without regard to any waiting periods, or that the Participant has been determined by the Social Security Administration to be eligible to receive Social Security disability benefits; provided, however that a Participant shall not be considered Disabled unless he or she is considered “Disabled” within the meaning of Code Section 409A. A Participant shall not be considered to be “Disabled” unless the Participant furnishes proof of the Disability to the Company in such form and manner as the Company may require.

(i)	“Effective Date” means December 9, 2020, if the Plan is approved by the requisite vote of Shareholders at the 2020 Annual Meeting of Shareholders, or any adjournment thereof.

(j)	“Employee” means an employee (including an officer or director who is also an employee) of the Company.
(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.
(l)	“Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as now in force and in effect from time to time or any successor regulation.
(m)	“Fair Market Value” as of any date means, unless otherwise expressly provided in the Plan:
(i)
if the common stock is listed on an established stock exchange or a national market system, including, without limitation, the NASDAQ Stock Market (including any tier thereof) or the New York Stock Exchange, the closing price per Share on that date, or if the established stock exchange or national market system was not open for trading on that date, the closing price per Share on the nearest day on which the established stock exchange or national market system was open for trading before that date, in either case, as reported by The Wall Street Journal or such other service selected in the discretion of the Committee;

(ii)
if the common stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean of the closing bid and asked prices for the common stock on that date (or if no bid or asked prices were reported for that date, on the most recent trading day prior to that date for which such bid and asked prices were reported), as reported by The Wall Street Journal or such other service selected in the discretion of the Committee; or

(iii)
if clauses (i) and (ii) are inapplicable, what the Committee determines in good faith to be 100% of the Fair Market Value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation, provided that the determination shall be consistent with the requirements of Code Section 409A.

The determination of Fair Market Value shall be subject to adjustment as provided in Plan Section 16.
(n)
“Fundamental Change” means a dissolution or liquidation of the Company; a sale of substantially all of the assets of the Company; a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation; or a statutory share exchange involving capital stock of the Company.

(o)	“Incentive Stock Option” means an Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.
(p)
“Insider,” as of a particular date, means any person who, as of that date is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision. Generally, only Executive Officers, as defined in the Company’s governing documents, are considered “Insiders.”

(q)
“Non-Employee Director” means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(b)(3) or its successor provision and an outside director for purposes of Code Section 162(m).

(r)	“Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.
(s)
“Notification of Award” means a written document containing the terms and conditions of an Award in such form and not inconsistent with the Plan as the Committee (or its delegate) shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee or its delegate) unless such amendments are deemed by the Committee or its delegate to be materially adverse to the Participant and not required as a matter of law or affect a Covered Employee in a manner inconsistent with the requirements of Code Section 162(m)).
(t)	“Option” means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.
(u)	“Participant” means a person to whom an Award is or has been made in accordance with the Plan.
(v)
“Performance Goals,” of a Participant for a Performance Period, are the goals established for the Performance Period, the achievement of which is a condition for receiving an Award under the Plan. In the case of a Participant who is a Covered Employee, all Performance Goals must be pre-established by the Committee, must be objective, and must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable if the goal is attained. A Performance Goal is considered “pre-established” for purposes of this paragraph if it is established in writing by the Committee no later than 90 days after the commencement of a Performance Period, provided that the outcome is substantially uncertain at the time the Committee actually establishes the goal. However, in no event will a Performance Goal be considered to be pre-established if it is established after 25% of a Performance Period has elapsed. A Performance Goal is considered “objective” if a third party having knowledge of the relevant facts could determine whether the goal is met. A formula or standard is considered “objective” if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant. A Performance Goal may be adjusted in accordance with Code Section 162(m) during a Performance Period to prevent dilution or enlargement of an Award as a result of extraordinary events or circumstances as determined by the Committee or to exclude the effects of extraordinary, unusual or nonrecurring events, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges. Performance Goals may be based on one or more of the following criteria and may be based on attainment of a particular level of or positive change in consolidated (company-wide) or subsidiary, division or operating unit financial measures: (1) pre-tax or after-tax income (before or after allocation of corporate overhead and incentive compensation), (2) net income, (3) reduction in expenses, (4) operating income, (5) earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization), (6) gross revenue, (7) working capital, (8) profit margin or gross profits, (9) share price, (10) cash flow, free cash flow or cash flow per share (before or after dividends), (11) cash flow return on investment, (12) return on capital (including return on total capital or return on invested capital), (13) return on assets or net assets, (14) market share, (15) pre-tax or after-tax earnings per share, (16) operating earnings per share, (17) total stockholder return, (18) growth measures, including revenue growth, as compared with a peer group or other benchmark, (19) economic value-added models or equivalent metrics, (20) comparisons with various stock market indices, (21) improvement in or attainment of expense levels or working capital levels, (22) operating margins, gross margins or cash margins, (23) year-end cash, (24) debt reductions, (25) stockholder equity, (26) regulatory achievements, (27) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures, (28) leadership, recruiting, developing and maintaining personnel, (29) customer satisfaction, (30) operating efficiency, productivity ratios, (31) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals (including accomplishing regulatory approval for projects), cost or cost savings targets, accomplishing critical milestones for projects, and goals relating to acquisitions or divestitures, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the applicable period).
(w)	“Performance Period” means the period of time specified in a Notification of Award over which Performance Units are earned.
(x)	“Performance Unit” means the right to receive a Share in the future provided that the requisite Performance Goals for payment of the Share are satisfied, as set forth in the Notification of Award.
(y)	“Plan” means this Flexsteel Industries, Inc. Amended and Restated Omnibus Stock Plan, as may be amended and in effect from time to time.
(z)	“Restricted Stock” means Stock granted under Plan Section 7, so long as such Stock remains subject to the restrictions set forth in the Notification of Award.
(aa)
“Restricted Stock Unit” means the right to receive a Share in the future granted under Section 8 of the Plan provided that the requisite restrictions and conditions for payment of the Share are satisfied, as set forth in the Notification of Award.

(bb)	“Retirement Date,” of a Participant, means the date on which the Participant has attained the age of 62.
(cc)
“Section 16” or “Section 16(b)” means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

(dd)	“Separation from Service,” of a “Participant,” has the meaning set forth in Code Section 409A(a)(2)(A)(i).
(ee)	“Share” means a share of Stock.
(ff)	“Shareholders” mean the owners of the Shares.
(gg)	“Stock” means the common stock, par value $1.00 per share, of the Company.
(hh)	“Stock Appreciation Right” means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Section 10 of the Plan.
(ii)
“Term” means the period during which the restrictions or terms and conditions placed on Restricted Stock, Restricted Stock Units or Performance Units are in effect or during which an Option or Stock Appreciation Right may be exercised.

III.	ADMINISTRATION AND INDEMNIFICATION
3.1	Administration.
(a)	The Committee shall administer the Plan. The Committee shall have exclusive power to:
(i)	make Awards,
(ii)	determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan, and
(iii)
determine whether, to what extent and under what circumstances Shares or other Awards, may be or canceled, forfeited or suspended. Each Award shall be subject to a Notification of Award authorized by the Committee (or its delegate). A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Notwithstanding the foregoing, the Board shall have the sole and exclusive power to administer the Plan with respect to Awards granted to Non-Employee Directors.
(b)	To the extent within its discretion and subject to Plan Sections 15 and 16, other than price, the Committee (or its delegate) may amend the terms and conditions of any outstanding Award.
(c)
It is the intent that the Plan and all Awards granted pursuant to it shall be administered so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(c), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

(d)
The Committee’s interpretation of the Plan and of any Award or Notification of Award made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Notification of Award made under the Plan.

3.2
Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

IV.	SHARES AVAILABLE UNDER THE PLAN; OTHER PLAN MAXIMUMS
4.1	The number of Shares available for distribution under the Plan shall not exceed 950,000 (subject to adjustment pursuant to Plan Section 16).
4.2	Any Shares subject to the terms and conditions of an Award under the Plan that are not used because the terms and conditions of the Award are not met may again be used for an Award under the Plan.
4.3	Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award shall be available for further Awards.
4.4
If the purchase price of any Shares with respect to an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares delivered to the Participant, net of the Shares delivered to the Company or attested to, shall be deemed delivered for purposes of determining the number of Shares available for further Awards.

4.5	For the purposes of computing the total number of Shares granted under the Plan, the following rules shall apply to Awards where appropriate:
(a)	Each Option shall be deemed to be the equivalent of the maximum number of Shares that may be issued upon exercise of the particular Option;
(b)	An Award (other than an Option) payable in some other security shall be deemed to be equal to the number of Shares to which it relates;
(c)
Where the number of Shares available under the Award is variable on the date it is granted, the number of Shares shall be deemed to be the maximum number of Shares that could be received under that particular Award; and

(d)
Where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award shall be deemed to be the equivalent of the maximum number of Shares available under the largest single Award.

(e)
Shares withheld by the Company to exercise Options or to satisfy the tax withholding obligations related to any Award under the Plan shall be counted against the number of Shares available for Awards under the Plan.

Additional rules for determining the number of Shares granted under the Plan may be made by the Committee as it deems necessary or desirable.
4.6	No fractional Shares may be issued under the Plan. Any fractional Shares shall be rounded down to the nearest whole number of Shares.
4.7	The maximum number of Shares that may be awarded to a Participant under the Plan in any fiscal year of the Company, by form of Award, is as follows:
(a)	Restricted Stock: 30,000 Shares;
(b)	Restricted Stock Units: 30,000 Shares;
(c)	Shares purchasable under Options (including Non-Statutory Stock Options and Incentive Stock Options): 30,000 Shares;
(d)	Shares with respect to which Stock Appreciation Rights may be exercised: 30,000 Shares; and
(e)	Performance Units: 30,000 Shares.
V.	ELIGIBILITY TO PARTICIPATE
Participation in the Plan shall be limited to Employees and members of the Company’s Board. The granting of Awards is solely at the discretion of the Committee (or its delegate), except that Incentive Stock Options may only be granted to Employees. References herein to “employed,” “employment” or similar terms (except “Employee”) shall include providing services as a member of the Company’s Board.
VI.	GENERAL TERMS OF THE AWARDS
6.1
Amount and Conditions of Award. Prior to the beginning of a fiscal year of the Company, or as soon thereafter as administratively reasonable, the Board shall determine the maximum number of Shares available for all Awards under the Plan for the fiscal year. Each Notification of Award shall set forth the Participant’s number of Shares of Restricted Stock, Restricted Stock Units, and Performance Units subject to the Notification of Award, or the number of Shares to which the Option subject to the Notification of Award applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Notification of Award is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion, which may include conditions on Options or Stock Appreciation Rights becoming exercisable.

6.2
Term. Each Notification of Award shall set forth the Term of the Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or the Performance Period for the Performance Units, as the case may be. Acceleration of the expiration of the applicable Term is permitted upon such terms and conditions as shall be set forth in the Notification of Award, which may, but need not, include, without limitation, acceleration in the event of the Participant’s death, Disability or reaching his or her Retirement Date.

6.3
Transferability. During the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant’s legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Performance Units or any other Award. No Award of Restricted Stock (before the expiration of the restrictions), Restricted Stock Units, Options, Stock Appreciation Rights or Performance Units may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a beneficiary in the event of a Participant’s death. Any attempted transfer in violation of this Section 6.3 shall be void and of no effect.

6.4
Rights as Shareholder. Each Notification of Award shall provide that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

VII.	RESTRICTED STOCK AWARDS
7.1
Nature of Award. An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Notification of Award. The Committee (or its delegate) may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee (or its delegate), in its sole discretion, may determine.

7.2
Restrictions on Stock Certificate. Except as otherwise provided in the applicable Notification of Award, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Notification of Award.

7.3
Terms and Conditions of Award. The Notification of Award shall describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a beneficiary.

7.4
Rights of a Shareholder. Unless otherwise provided in the Notification of Award, a Participant with a Restricted Stock Award shall have all the rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

7.5
Separation from Service. In general, a Participant must satisfy all of the terms and conditions of a Restricted Stock Award in order for the restrictions on the Shares subject to the Award to lapse. If a Participant Separates from Service before satisfaction of these terms and conditions, the Participant will immediately forfeit the Award. However, unless otherwise provided in the Notification of Award, if a Participant has a Separation from Service during the Term of a Restricted Stock Award because of the Participant’s death or Disability all restrictions shall lapse with respect to a number of Shares of Restricted Stock under the Award that has been prorated for the portion of the Term of the Award prior to the Participant’s Separation from Service. The Notification of Award may provide for other circumstances, including, but without limitation, Separation from Service on or after reaching the Participant’s Retirement Date, or change in control (as defined in the Notification of Award) of the Company, under which the Participant may receive a prorated Award. Any Shares of Restricted Stock as to which restrictions do not lapse under the preceding sentences or under the Notification of Award shall terminate at the date of the Participant’s Separation from Service and such Shares of Restricted Stock shall be forfeited to the Company.

VIII.	RESTRICTED STOCK UNIT AWARDS
8.1
Nature of Award. An Award of Restricted Stock Units shall consist of the right to receive Shares in the future provided that certain restrictions or conditions are satisfied. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.

8.2
Terms and Conditions of Award. The Notification of Award shall describe the terms and conditions required to be satisfied in order for the Participant to be entitled to payment of the Shares subject to the Award.

8.3
No Rights of a Shareholder. Shares shall not be issued to the Participant until and unless the restrictions and conditions described in Section 8.2 are satisfied, or at such later date as may be provided in the Notification of Award or other document.

8.4
Separation from Service. In general, a Participant must satisfy all of the terms and conditions of a Restricted Stock Unit Award in order to be entitled to receive the Shares subject to the Award. If a Participant Separates from Service before satisfaction of these terms and conditions, the Participant will immediately forfeit the Award. However, unless otherwise provided in the Notification of Award, if a Participant has a Separation from Service during the Term of a Restricted Stock Unit Award because of the Participant’s death or Disability all restrictions shall lapse with respect to a number of Shares under the Award that has been prorated for the portion of the Term of the Award prior to the Participant’s Separation from Service. The Notification of Award may provide for other circumstances, including Separation from Service on or after reaching the Participant’s Retirement Date, under which the Participant may receive a prorated Award. Any Restricted Stock Units as to which restrictions do not lapse under the preceding sentences or under the Notification of Award shall terminate at the date of the Participant’s Separation from Service and such Shares of Restricted Stock shall be forfeited to the Company.

IX.	STOCK OPTIONS
9.1	Terms of All Options
(a)
An Option shall be granted pursuant to a Notification of Award as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Notification of Award, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted (except as provided in Plan Sections 9.2 and 19).

(b)
The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Notification of Award may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares, or exercise the Option in a “net exercise,” by which the number of Shares distributed to the Participant is reduced by the aggregate purchase price of the Shares being exercised divided by the then Fair Market Value of a Share. The purchase price may also be payable in cash or by delivery or tender of Shares (by actual delivery or attestation) having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option, or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted. Notwithstanding anything in this Section 9.1(b) to the contrary, a Participant exercising an Option shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.

(c)
Each Option shall be exercisable in whole or in part on the terms provided in the Notification of Award. In no event shall any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

(d)	Upon receipt of notice of exercise and payment of the purchase price of the Shares subject to the Option, the Company shall deliver the Shares to the Participant.
(e)	In no event shall an Option be exercisable after the expiration of its Term.
9.2	Separation from Service. Unless otherwise provided in the Notification of Award:
(a)
If a Participant has a Separation from Service because of the Participant’s death, then any Option that has not expired or been terminated shall become exercisable in full and may be exercised by the Participant’s beneficiary at any time, or from time to time, within one year after the date of the Participant’s death.

(b)
If a Participant has a Separation from Service due to Disability, then any Option that has not expired or been terminated shall become exercisable in full, and the Participant or the Participant’s beneficiary may exercise such Option at any time, or from time to time, within one year after the Participant’s Separation from Service.

(c)
If a Participant has a Separation from Service on or after the Participant’s Retirement Date, then any Non-Statutory Stock Option that has not expired or been terminated shall remain exercisable for three years after the Participant’s Separation from Service, but, unless otherwise provided in the Notification of Award, only to the extent that such Non-Statutory Stock Option was exercisable immediately prior to such Participant’s Separation from Service; provided, however, that if the Participant is an Non-Employee Director, the Non-Statutory Stock Option shall remain exercisable until the expiration of the Term after such Non-Employee Director ceases to be a member of the Board, but, unless otherwise provided in the Notification of Award, only to the extent that such Non-Statutory Stock Option was exercisable immediately prior to such Non-Employee Director ceasing to be a member of the Board.

(d)
If a Participant has a Separation from Service for any reason other than death or other than following his or her Disability or Retirement Date, then any Option that has not expired or been terminated shall, unless the Committee shall otherwise provide in the Notification of Award, remain exercisable for three months after Separation from Service, but only to the extent that such Option was exercisable immediately prior to the Separation from Service; provided, however, that if the Participant is a Non-Employee Director, the Option shall remain exercisable until the expiration of the Term after such Non-Employee Director ceases to be a member of the Board, but only to the extent that such Option or was exercisable immediately prior to such Non-Employee Director ceasing to be a member of the Board.

9.3	Special Rules for Incentive Stock Options. In addition to (or in lieu thereof) the other terms and conditions applicable to all Options:
(a)
The aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options held by a Participant first become exercisable in any calendar year shall not exceed $100,000 (or such other limit as may be required by the Code). To the extent an Option or Options granted to a Participant exceed this limit, the Option or Options shall be treated as a Non-Statutory Stock Option.

(b)	An Incentive Stock Option shall not be exercisable more than ten (10) years after the date of grant (or such other limit as may be required by the Code).
(c)
An Incentive Stock Option shall not be exercisable more than one year after termination of the Participant’s employment with the Company if the Participant’s employment with the Company terminates because of the Participant’s death or disability or more than three months after termination of the Participant’s employment if the Participant’s employment terminates for any reason other than death or disability. For purposes hereof, “disability” has the meaning set forth in Code Section 422(c)(6).
(d)	The Notification of Award covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.
(e)
No Participant may receive an Incentive Stock Option if at the time the Award is granted the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless (1) the purchase price for that Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to that Incentive Stock Option on the date of grant, and (2) the Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.

X.	STOCK APPRECIATION RIGHTS
10.1
Nature of Award. An Award of a Stock Appreciation Right shall entitle the Participant (or a beneficiary), subject to terms and conditions determined by the Committee (or its delegate) to receive upon exercise of the Stock Appreciation Right, all or a portion of the excess of the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right.

10.2
Connection with Other Awards. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee (or its delegate) may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa.

10.3
Terms of Award. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Notification of Award. No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated.

10.4
Payment. Upon exercise of a Stock Appreciation Right, payment to the Participant or a beneficiary shall be made in a lump sum. Payment shall be made in the form of Shares. The Notification of Award may provide for a limitation upon the amount or percentage of the total appreciation on which payment may be made.

10.5	Separation from Service. Unless otherwise provided in the Notification of Award:
(a)
If a Participant has a Separation from Service because of the Participant’s death, then any Stock Appreciation Right that has not expired or been terminated shall become exercisable in full and may be exercised by the Participant’s beneficiary at any time, or from time to time, within one year after the date of the Participant’s death.

(b)
If a Participant has a Separation from Service due to Disability, then any Stock Appreciation Right that has not expired or been terminated shall become exercisable in full, and the Participant or the Participant’s beneficiary may exercise such Stock Appreciation Right at any time, or from time to time, within one year after the Participant’s Separation from Service.

(c)
If a Participant has a Separation from Service on or after the Participant’s Retirement Date, then any Stock Appreciation Right that has not expired or been terminated shall remain exercisable for three years after the Participant’s Separation from Service, but, unless otherwise provided in the Notification of Award, only to the extent that such Stock Appreciation Right was exercisable immediately prior to such Participant’s Separation from Service; provided, however, that if the Participant is an Non-Employee

Director, the Stock Appreciation Right shall remain exercisable until the expiration of the Term after such Non-Employee Director ceases to be a member of the Board, but, unless otherwise provided in the Notification of Award, only to the extent that such Stock Appreciation Right was exercisable immediately prior to such Non-Employee Director ceasing to be a member of the Board.
(d)
If a Participant has a Separation from Service for any reason other than death or other than following his or her Disability or Retirement Date, then any Stock Appreciation Right that has not expired or been terminated shall, unless the Committee (or its delegate) shall otherwise provide in the Notification of Award, remain exercisable for three months after Separation from Service, but only to the extent that such Stock Appreciation Right was exercisable immediately prior to the Separation from Service; provided, however, that if the Participant is a Non-Employee Director, the Stock Appreciation Right shall remain exercisable until the expiration of the Term after such Non-Employee Director ceases to be a member of the Board, but only to the extent that such Stock Appreciation Right was exercisable immediately prior to such Non-Employee Director ceasing to be a member of the Board.

Notwithstanding the foregoing provisions, in no event shall a Stock Appreciation Right be exercisable after the expiration of the Term of such Award. Any Stock Appreciation Right that is not exercised within the periods set forth in the above provisions, except as otherwise provided by the Committee in the Notification of Award, shall terminate as of the end of the applicable period.
XI.	PERFORMANCE UNITS
11.1	Nature of Award. An Award of Performance Units shall consist of the right to receive Shares in the future provided that certain Performance Goals are satisfied during a Performance Period.
11.2
Terms and Conditions of Award. The Notification of Award shall describe the terms and conditions required to be satisfied in order for the Participant to be entitled to payment of the Shares subject to the Award, including the Performance Goals (and their target levels) to be satisfied as a condition of receiving the Award. In the case of Covered Employees, the requirements of Code Section 162(m), as described in Section 2.1(v), and other provisions of the Plan addressing Covered Employees, must be satisfied. The notification of Award shall also describe when delivery of the Shares subject to the Performance Units will occur should the Performance Goals be attained.

11.3
Determination of Award. Following the conclusion of each Performance Period, the Committee shall determine the extent to which (a) Performance Goals have been attained, and (b) the number of Shares payable with respect to the Award.

11.4
No Rights of a Shareholder. Shares shall not be issued to the Participant until provided in the Notification of Award (or other document deferring receipt of the Shares, as may be permitted by the Committee).

11.5
Separation from Service. In general, a Participant must satisfy all of the terms and conditions of a Performance Unit Award in order to be entitled to receive the Shares subject to the Award. If a Participant Separates from Service before satisfaction of these terms and conditions, the Participant will immediately forfeit the Award. However, unless otherwise provided in the Notification of Award, if a Participant has a Separation from Service during the Performance Period because of the Participant’s death or Disability all restrictions shall lapse with respect to a number of Shares under the Award that has been prorated for the portion of the Term of the Award prior to the Participant’s Separation from Service. The Notification of Award may provide for other circumstances, including Separation from Service on or after reaching the Participant’s Retirement Date, under which the Participant may receive a prorated Award. Any Performance Units as to which restrictions do not lapse under the preceding sentences or under the Notification of Award shall terminate at the date of the Participant’s Separation from Service and such Performance Unit shall be forfeited to the Company.

11.6
Adjustments to Awards. The Notification of Award may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to a Participant, upon the occurrence of certain events, which may, but need not include, without limitation, a Fundamental Change; a recapitalization; a change in the accounting practices of the Company; a change in the Participant’s title or employment responsibilities; the Participant’s death, Disability or Separation from Service or after the Participant’s Retirement Date or; with respect to payments in Shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination as provided in Plan Section 16. The Notification of Award also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive. In no event, however, shall a Performance Period be accelerated with respect to a Covered Employee unless the acceleration is a permitted acceleration under Code Section 162(m).

XII.	EFFECTIVE DATE AND DURATION OF THE PLAN
12.1
Effective Date. The Omnibus Stock Plan was originally effective as of July 1, 2013. The Plan shall become effective as of December 9, 2020, if the Plan is approved by the requisite vote of Shareholders at the 2020 Annual Meeting of Shareholders or any adjournment thereof.

12.2
Duration of the Plan. The Plan shall remain in effect until all Stock subject to it shall be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Section 15, or June 30, 2023 (the “Termination Date”); provided, however, that Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Notification of Award or otherwise. No Award of an Incentive Stock Option shall be made more than ten years after the Effective Date (or such other limit as may be required by the Code). The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which the Award is made or granted.

XIII.	PLAN DOES NOT AFFECT EMPLOYMENT STATUS
Status as an Employee eligible to receive an Award under the Plan shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally. Nothing in the Plan or in any Notification of Award or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or constitute any contract of employment or affect any right that the Company may have to change such person’s compensation, other benefits, job responsibilities, title, or to terminate the employment of such person with or without cause.
XIV.	TAX WITHHOLDING
The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may, in its discretion, require that the individual cover all or any part of the required withholdings through a reduction of the number of Shares delivered or delivery or tender return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws; provided, however, that in the case of Share withholding the amount withheld may not exceed the amount determined by applying the Participant’s or beneficiary’s minimum statutory withholding rate.
XV.	AMENDMENT, SUSPENSION, AND TERMINATION OF THE PLAN
15.1
In General. The Board may at any time and from time to time amend, suspend or terminate the Plan. Except as limited in Section 15.2 below, the Committee may at any time alter or amend any or all Notifications of Award under the Plan to the extent permitted by law.

15.2	Exceptions. No amendment, suspension or termination of the Plan will materially and adversely affect any right acquired by any Participant or beneficiary under an Award granted before the date of amendment, suspension or termination, unless otherwise agreed to by the Participant in the Notification of Award or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Plan Sections 11.6 or 16 does not adversely affect these rights.
XVI.	ADJUSTMENT FOR CHANGES IN CAPITALIZATION
In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is required to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (a) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards; (b) the number and type of Shares (or other securities or other property) subject to outstanding Awards; and (c) the purchase or exercise price with respect to any Award, provided such change is made in accordance with the requirements of Treas. Reg. § 1.409A-1(a)(5)(iii)(E)(4).
XVII.	FUNDAMENTAL CHANGE
In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to take the following actions:
17.1
Substitution. If the Fundamental Change is a merger, consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of Options, Stock Appreciation Rights and appropriate Stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

17.2
Cancellation and Notice. At least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten (10) days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value per Share exceeds the purchase price per Share covered by such Option, or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 17.2, each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised before the Fundamental Change shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 17.2 if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled.

XVIII.	FORFEITURES
18.1
Forfeiture. A Notification of Award may provide that if a Participant has received or been entitled to delivery of Shares pursuant to an Award within six months before the Participant’s Separation from Service with the Company, the Committee, in its sole discretion, may require the Participant to return or forfeit the Shares received with respect to the Award (or its economic value as of: (a) the date of the exercise of Options or Stock Appreciation Rights, (b) the date of, and immediately following, the lapse of restrictions on Restricted Stock or the receipt of Shares without restrictions, or (c) the date on which the right of the Participant to payment with respect to Performance Units vests, as the case may be), in the event of certain occurrences specified in the Notification of Award. The Committee’s right to require forfeiture must be exercised within any period required by law. The occurrences may, but need not, include termination for “cause” (as defined in the Notification of Award or, if applicable, as defined in any employment agreement between the Participant and the Company), competition with the Company, unauthorized disclosure of material proprietary information of the Company, a violation of applicable business ethics policies of the Company, a violations of applicable law, or any other occurrence specified in the Notification of Award within the period or periods of time specified in the Notification of Award.
18.2
Required Clawback. The Company reserves the right to require a Participant to pay back to the Company any amount received under an Award under the Plan to the extent required by law, under any applicable listing standard or under any applicable clawback policy adopted by the Company.

XIX.	BENEFICIARY UPON PARTICIPANT’S DEATH
In the event that any interest in Company Stock is or becomes distributable under the plan at the time of the Participant’s death, such interest shall be distributed to the beneficiary or beneficiaries designated by the Participant. Such interest shall be distributed according to the terms of the Plan and the Notification of Award. In order for a beneficiary designation to be valid for purposes of the Plan, it must be completed and filed with the Company according to the rules established by the Company. If the Participant has not completed a beneficiary designation, or all such beneficiaries have predeceased the Participant, then any amount that becomes payable under the Plan by reason of the Participant’s death shall be paid to the personal representative of the Participant’s estate. If there is any question as to the legal right of any person to receive a distribution under the Plan by reason of the Participant’s death, the amount in question may, at the discretion of the Committee, be paid to the personal representative of the Participant’s estate, in which event the Company shall have no further liability to anyone with respect to such amount. This section 19 shall apply to all Awards granted under the Plan.
XX.	CORPORATE MERGERS, ACQUISITIONS, ETC.
The Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other award granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
XXI.	UNFUNDED PLAN
Except with respect to Awards of Restricted Stock, the Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and a Participant or beneficiary. Except with respect to Awards of Restricted Stock, to the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
XXII.	LIMITS OF LIABILITY
22.1	Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Notification of Award.

22.2
Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

XXIII.	COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS
No certificate for Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time, or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.
XXIV.	DEFERRALS AND SETTLEMENTS
The Committee may require or permit Participants to elect to defer the issuance of Shares under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.
XXV.	OTHER BENEFIT AND COMPENSATION PROGRAMS
Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
XXVI.	REQUIREMENTS OF LAW
To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Iowa without regard to its conflicts-of-law principles and shall be construed accordingly. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
XXVII.	REPRICING; SHAREHOLDER APPROVAL
Except as provided in Plan Section 16, neither the Board nor any committee thereof shall cause the Company to adjust or amend the exercise price of any outstanding Award, whether through amendment, replacement grant, or other means, without the prior approval of the shareholders of the Company.
XXVIII.	COMPLIANCE WITH CODE SECTION 409A
Any benefit under the Plan that is or becomes subject to Code Section 409A is intended to comply with the requirements of Code Section 409A, and the benefit will be administered, and any Plan term governing such benefit will be interpreted, accordingly. Notwithstanding any other provision in the Plan or any Notification of Award to the contrary, if at the time of the Participant’s Separation from Service, the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, distributions made on account of the Participant’s Separation from Service that are subject to Code Section 409A may not be made before the date that is six months after Participant’s Separation from Service. In such instance, and notwithstanding the payment terms under an individual Notification of Award, distributions will commence on the first day of the seventh month following the Separation from Service and the first monthly distribution shall include the aggregate payments (if any) that were delayed pursuant to this paragraph. For purposes of this Plan, any series of installment payments to which a Participant may be entitled under any Award subject to 409A shall be treated as a right to a series of separate payments under Section 409A.

XXIX.	DISPUTES
29.1
Claims Resolution; Initial Decision. Claims under the Plan shall be referred to the Company for initial decision. An initial decision shall be required as a condition precedent to mediation of any claim arising under the Plan, unless 30 days have passed after the claim has been referred to the Company with no decision having been rendered. The Company will review claims and within ten days of the receipt of a claim will take one or more of the following actions:

(a)	request additional supporting data from the claimant;
(b)	reject the claim in whole or in part;
(c)	approve the claim;
(d)	suggest a compromise; or
(e)	advise the claimant that the Company is unable to resolve the claim if the Company lacks sufficient information to evaluate the merits of the claim.
If the Company requests the claimant to provide a response to a claim or to furnish additional supporting data, the claimant shall respond within 10 days after receipt of such a request and shall either:
(a)	provide a response on the requested supporting data;
(b)	advise the Company when the supporting data will be furnished; or
(c)	advise the Company that no supporting data will be furnished.
Upon receipt of the response or supporting data, the Company will render an initial decision approving or rejecting the claim. The initial decision shall be final and binding on the parties, but subject to mediation and, if the Company and claimant fail to resolve their dispute through mediation, subject to binding arbitration.
29.2
Claims Resolution; Mediation. Either the Company or the claimant may file for mediation of the initial decision at any time, except that either the Company or the claimant may, within 30 days from the date of an initial decision, demand in writing that the other party file for mediation within 60 days of the initial decision. If such a demand is made and the party receiving the demand fails to file for mediation within the time required, then both parties waive their rights to mediate or pursue binding dispute resolution proceedings with respect to the initial decision.

If either the Company or the claimant files for mediation, the parties shall endeavor to resolve their claims by mediation, which, unless the parties mutually agree otherwise, shall be administered in accordance with the rules of the American Arbitration Association.
29.3
Claims Resolution; Binding Arbitration. Any claim subject to, but not resolved by mediation shall be subject to binding arbitration which, unless the parties mutually agree otherwise, shall be administered in accordance with the rules of the American Arbitration Association.

The decision rendered by the arbitrator or arbitrators shall be final, binding, enforceable and non-appealable, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Mediation and Arbitration shall be conducted in Dubuque, Iowa. Cost of mediation and arbitration shall be equitably allocated among the parties as determined by the mediator or arbitrator.

FLEXSTEEL®
FLEXSTEEL INDUSTRIES, INC.
P.O. BOX 877
DUBUQUE, IA 52004-0877

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D26076-P45065

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLEXSTEEL INDUSTRIES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect two (2) Class I Directors to serve until the 2023 Annual Meeting and until their respective successors have been elected and qualified or until their earlier resignation, removal or termination.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Matthew A. Kaness
02) Thomas M. Levine

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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D26077-P45065

FLEXSTEEL INDUSTRIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of Flexsteel Industries, Inc., hereby appoints Jerald K. Dittmer and Derek P. Schmidt, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the same number of shares which the undersigned is then entitled to vote at the Annual Meeting of the Shareholders of Flexsteel Industries, Inc., to be held at www.virtualshareholdermeeting.com/FLXS2020 on Wednesday, December 9, 2020 at 10:00 a.m. Central Time and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side